Exhibit 10.4

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FADOLMIDINE

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into this 21st day of July, 2010 (the “Effective Date”), by and among Recro Pharma, Inc., a Pennsylvania corporation (“Licensee” or “Recro”), and Orion Corporation, a company incorporated under the laws of Finland (“Orion”). Licensee and Orion may each be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A. Orion owns or controls certain proprietary study data, know-how and other intellectual property rights (including patents) with respect to Fadolmidine.

B. Orion desires to license certain rights to Licensee for the continued development and commercialization of certain dosage forms of Fadolmidine Product in the Recro Territory.

C. Licensee desires to grant Orion the right, under certain of Licensee’s intellectual property rights and know how, to develop and commercialize certain Fadolmidine Products in the Orion Territory, all as more particularly described in, and subject to, the terms and conditions set forth in this Agreement.

D. Licensee desires to obtain an exclusive license under Orion’s patent rights and intellectual property with respect to the development and commercialization of all dosage forms of Fadolmidine, and Orion is willing to grant an exclusive license to Licensee under such patent rights and other intellectual property all as more particularly described in, and subject to, the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

1.1 “Affiliate(s)” means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition only, “control” means, with respect to a Person, the ownership by another Person of greater than 50% of the income or voting interests of such Person or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such Person.

1.2 “Authorization” means any consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Third Party (by reason of contract or otherwise) or Governmental Entity.

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1.3 “Commercialization” or “Commercialize” means activities directed to commercial-scale manufacturing, obtaining pricing and reimbursement approvals, carrying out post-marketing studies, marketing, promoting, distributing, importing, exporting, offering for sale or selling a human pharmaceutical product.

1.4 “Commonwealth of Independent States” or “CIS” means the countries of the former Soviet Union and as of the Effective Date comprising the confederation known as the Commonwealth of Independent States as it may be constituted from time to time, and any successors to, or new countries created from, any of the foregoing. As of the Effective Date, the CIS includes the following countries without limitation: Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan, Turkmenistan, Ukraine and Uzbekistan.

1.5 “Competitive Product” means a pharmaceutical product intended for human use in a Licensed Dosage Form containing Fadolmidine, as a therapeutically active ingredient, which product is licensed, sold and/or marketed for use in the Field.

1.6 “Confidential Information” means all trade secrets, processes, formulae, data, know-how, improvements, inventions, chemical or biological materials, chemical structures, techniques, marketing plans, strategies, or other information that has been created, discovered, or developed by a Party, or has otherwise become known to a Party, or to which rights have been assigned to a Party, as well as any other information and materials that are deemed confidential or proprietary to or by a Party (including, without limitation, all information and materials of a Party’s customers and any other Third Party and their consultants), in each case that are disclosed by such Party to the other Party, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other by the disclosing Party in oral, written, graphic, or electronic form.

1.7 “Development” means pre-clinical, pharmaceutical and/or clinical drug development activities and pharmaceutical dosage form development activities reasonably related to the development of pharmaceutical products and/or compounds and submission of information to a Regulatory Authority, including, without limitation, toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including, without limitation, pre- and post-approval studies) and activities relating to obtaining Regulatory Approval but excluding other Commercialization activities. When used as a verb, “Develop” means to engage in Development.

1.8 “DMF” means a drug master file for an active pharmaceutical ingredient.

1.9 “Dosage Form Technology” means dosage form technology or drug delivery vehicles for the Recro Products.

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1.10 “€” shall mean Euros.

1.11 “EU” means the countries comprising the European Union as it may be constituted from time to time, and “Europe” means, in addition to the EU countries, also those additional countries included in the European Economic Area as it may be constituted from time to time during the Term, and any successors to, or new countries created from, any of the foregoing. As of the Effective Date, the EU includes without limitation, Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and United Kingdom of Great Britain and Northern Ireland, and those additional countries included in the European Economic Area include without limitation Iceland, Norway and Switzerland.

1.12 “Fadolmidine” means the compound known as “fadolmidine” or 3-(1H-Imidazol-4-ylmethyl)-indan-5-ol- hydrochloride and its enantiomers,

1.13 “Fadolmidine API” means Fadolmidine active pharmaceutical ingredient. Fadolmidine API manufactured by or on behalf of Orion or its Affiliates shall be referred to herein as “Orion Fadolmidine API”.

1.14 “Fadolmidine Competition” means, with respect to a particular Recro Product, on a country-by-country and product-by-product basis, that one or more independent third parties (other than, for the avoidance of doubt, any Recro Sublicensee) (i) sells a Generic Product in a country in which such Recro Product is then being sold, or (ii) sells a Competitive Product that is, or reasonably could be, utilized for the same indication as the applicable Recro Product in a country in which such Recro Product is then being sold.

1.15 “Fadolmidine Product” means a pharmaceutical product containing Fadolmidine as a therapeutically active ingredient, and intended for human use.

1.16 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.17 “Field” means all indications in humans.

1.18 “First Commercial Sale” of a Recro Product means the date of the first arm’s length transaction, offering for sale, transfer or disposition for value to a Third Party (other than a Sublicensee) of a Recro Product by or on behalf of Licensee, its Affiliates or Sublicensees in any country of the Recro Territory. For purposes of clarity, the use of a Recro Product in clinical trials, pre-clinical studies or other research, development, manufacturing, or promotion activities or the disposal or transfer of a Recro Product for a bona fide charitable purpose or for purposes of a commercially reasonable sampling program shall not be deemed to be an arm’s length transaction, transfer or disposition for value for purposes of this definition.

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1.19 “GAAP” shall mean the generally accepted accounting principles and accepted practices of the accounting profession in the relevant country, including, with respect to the United States, without limitation the definitive pronouncements of accounting issued by the Financial Accounting Standards Board.

1.20 “Generic Product” means a pharmaceutical product that is a “pharmaceutical equivalent” or “pharmaceutical alternative” (as those terms are used in the Approved Drug Products with Therapeutic Equivalence Evaluations (a.k.a. the Orange Book) published by the FDA Center for Drug Evaluation and Research or any successor publication) with respect to the Recro Product, or any corresponding concept in other countries.

1.21 “Governmental Entity” means any arbitrator, court, judicial, legislative, administrative or regulatory agency, commission, department, board or bureau or body or other governmental authority or instrumentality or any person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign, federal, state, provincial, local or other (including without limitation any domestic of foreign governmental regulatory authority involved in the granting of approvals for the manufacture, sale, reimbursement and/or pricing of a pharmaceutical product such as the FDA).

1.22 “IND” means any Investigational New Drug Application, as defined in the United States Food, Drug and Cosmetic Act, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S.

1.23 “Know-How” means all relevant non-patented inventions, discoveries, data (including data from scientific and clinical studies and other research), ideas, information, formulation data, specifications, processes, methods, models, techniques, materials, technology, vendor and supplier information, whether or not patentable or protected as a trade secret, including without limitation, biological, chemical, biochemical, toxicological, pharmacological, metabolic, formulation, clinical, analytical and stability information, manufacturing processes, production batch records, and protocols relating to the research scale, pilot scale and commercial scale synthesis of a compound or product (other than such information and data which is or becomes the subject of a patent or patent application), and Regulatory Filings and related data.

1.24 “Knowledge”, as it applies to Orion, shall mean actual knowledge of the following persons within Orion’s organization:

[* * *]

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1.25 “Licensed Dosage Form” means all delivery vehicles for administration of a drug, including but not limited to those, by intra-thecal, epidural, oral, intranasal, pulmonary or any topical route.

1.26 “Lien” means any mortgage, pledge, lien, security interest, charge, claim, encumbrance, or restriction on transfer.

1.27 “NDA” means a New Drug Application filed with the FDA for approval to market and sell a drug product in the United States.

1.28 “Net Sales” means with respect to the Recro Products, the gross amount invoiced for sales of the Recro Products in the Recro Territory by Licensee, its Affiliate or Sublicensee to Third Parties after deduction of the following and in each case in accordance with U.S. GAAP:

normal and customary trade, quantity or cash discounts actually allowed or paid;

refunds, rebates, chargebacks, retroactive price adjustments and service allowances actually allowed or paid;

rebates and similar payments made to managed care entities and any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, federal or state Medicaid, Medicare or similar stale programs in the United States or equivalent governmental programs in any other country;

amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions determined by Licensee or its Affiliates in good faith;

commercially reasonable write-offs and reserves (without duplication) for doubtful accounts;

excise taxes, sales taxes, consumption taxes and other similar taxes, customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of such products; and

charges for transportation costs included in the invoiced amount, including shipping, freight, special packaging and related insurance charges, distribution expenses, and other costs directly related to the distribution of such products.

Sales of a product or sublicenses by and between a Party, its Affiliates and Sublicensees are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes. In addition, Recro Product provided free of charge to patients as samples or for compassionate use or clinical trials will not be included in Net Sales.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT

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1.29 “Orion Know-How” means all Know-How used by Orion in connection with or related to Fadolmidine or Fadolmidine Products and (a) that is available to and disclosable by Orion without breach of any obligation towards a Third Party, (b) that concerns the Development and/or Commercialization of Recro Products for the Recro Territory, and (c) that Orion or any of its Affiliates owns, controls, has access to, or is in possession of as of the Effective Date, or at any time during the Term, including, subject to the qualifications above, such information in the possession of vendors, service providers, collaboration partners, licensees and third parties. A non-exhaustive list of Orion Know-How as of the Effective Date is attached hereto as Schedule 1.31.

1.30 “Orion Patent Rights” means those patents and patent applications set forth on Exhibit A along with any and all Patent Rights arising therefrom.

1.31 “Orion Territory” means Europe, the CIS, and Turkey, and their respective territories, commonwealths and possessions.

1.32 “Other Orion Patent Rights” means such patents and patent applications (other than those within the definition of “Orion Patent Rights”) claiming Fadolmidine that Orion or any of its Affiliates owns or controls as of the Effective Date or may at any time during the Term control, acquire or otherwise become the owner of, with any and all Patent Rights arising therefrom.

1.33 “Patent Rights” means:

All patent applications (including provisional patent applications and PCT patent applications) and patents in any country or supranational jurisdiction and all divisions, continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, substitutions, renewals, confirmations, supplementation protection certificates, registrations, revalidations, additions of or to and extensions of all such patents and any other form of government-issued right substantially equivalent to any of the foregoing;

To the extent that the following contain one or more claims directed to the invention(s) disclosed in Section 1.35(a):

continuations-in-part of Section 1.35(a);

all divisions and continuations-in-part;

all patents issuing from these continuations in part, divisions and continuations;

priority patent application(s) of Section 1.35(a); and

any reissues, reexaminations, substitutions, renewals, confirmations, supplementation protection certificates, registrations, revalidations, additions of or to and extensions of these patents;

to the extent that the following contain one or more claims directed to the invention(s) disclosed in Section 1.35(a): all counterpart foreign and U.S. patent applications and patents to Section 1.35(a) and Section 1.35(b).

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1.34 “Person” means (as the context requires) an individual, a corporation, a partnership, an association, a trust, a limited liability company, or other entity or organization, including a Governmental Entity.

1.35 “Recro Know-How” means all Know-How used by Licensee or its Sublicensee in connection with or related to Recro Products and (a) that is disclosable by Licensee without breach of any obligation towards a Third Party, (b) that is reasonably relevant for the Commercialization of Recro Products in the Orion Territory (it being expressly understood that, without limitation, any and all Know-How that specifically relates to Commercialization of Recro Products in the Recro Territory shall prima facie be considered not to be relevant in this respect) and (c) that Licensee or any of its Affiliates owns, controls, has access to, or is in possession of as of the Effective Date, or at any time during the Term, including, subject to the qualifications above, such information in the possession of vendors, service providers, collaboration partners, licensees and third parties. Notwithstanding the above, it is expressly acknowledged that Know-How owned by providers of Dosage Form Technology and strictly relating to such Dosage Form Technology shall not, unless same is either co-owned or in-licensed with the right to sublicense by Licensee, constitute Recro Know-How for the purpose of this Agreement.

1.36 “Recro Patent Invalidity Litigation” means any bona fide action, lawsuit or claim by a Third Party in which it is claimed or alleged that any Recro Patent Rights are invalid or otherwise unenforceable, or that infringement will not arise from the manufacture, use, import or sale of a product by a Third Party.

1.37 “Recro Product” means a pharmaceutical product in a Licensed Dosage Form developed by or on behalf of Licensee, containing Fadolmidine as a therapeutically active ingredient, which product is licensed, sold and/or marketed for use in the Field.

1.38 “Recro Territory” means the United States, Canada, Japan, and all other countries and territories worldwide, and their respective territories, commonwealths and possessions, other than the countries of the Orion Territory.

1.39 “Regulatory Approval” means, in relation to the Recro Product, the registrations, authorizations and approvals of any Governmental Authority that are required to be obtained prior to the marketing or sale of product in a jurisdiction in the Recro Territory. For the avoidance of doubt, neither an “approvable letter” nor a “tentative approval letter” shall constitute Regulatory Approval for purposes of FDA Regulatory Approval in the United States.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT

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1.40 “Regulatory Authority” means, with respect to any particular country, the governmental authority, body, commission, agency or other instrumentality of such country, with the primary responsibility over the Development and/or Commercialization of Fadolmidine or the Recro Product, including such governmental bodies that have jurisdiction over the pricing of such pharmaceutical product.

1.41 “Regulatory Filing” means any filing with a Regulatory Authority relating to or to permit or request, as applicable, the clinical evaluation or Regulatory Approval of a pharmaceutical product. Regulatory Filings include without limitation DMFs, INDs and NDAs.

1.42 “Sublicensee” means a Third Party to which Licensee has granted a sublicense in accordance with Section 2.3.

1.43 “Tax” or “Taxes” means all taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, whether disputed or not, including (without limitation): (a) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers’ compensation, unemployment compensation, disability, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, environmental, customs duties, registration, alternative and add on minimum, estimated, transfer and gains taxes, or other tax of any kind whatsoever; and (b) in all cases, including interest, penalties, additional taxes and additions to tax imposed with respect thereto.

1.44 “Third Part(y/ies)” means any person(s) or entit(y/ies) other than Licensee, Orion, or their respective Affiliates.

1.45 “(the) United States” means the United States of America.

1.46 “Valid Claim” means, any claim from (a) an issued and unexpired U.S. or foreign patent that has not lapsed, been revoked or cancelled, or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction against which appeal is not, or is no longer, possible or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, or disclaimer or otherwise; or (b) a pending patent application being prosecuted in good faith that has not been cancelled, withdrawn, abandoned, finally rejected and that has not been pending for more than five (5) years from the date of its first priority filing anywhere in the world. If a claim of a patent application that ceased to be a Valid Claim under item (b) because of the passage of time that later issues as part of a patent within item (a), then it shall again be considered a Valid Claim effective as of the earlier of the grant, allowance or issuance of such patent.

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2. LICENSES

2.1 License Grants.

Orion Know-How. Orion hereby grants to Licensee an exclusive (including with regard to Orion and its Affiliates, but subject to Orion’s rights under Section 8.6) license, with the right to grant sublicenses pursuant to Section 2.3 (Sublicensing), under the Orion Know-How to:

1) Commercialize Recro Products in the Recro Territory; and

2) use, research, Develop, and make and have made Recro Products worldwide solely for purposes of clause (a) above.

Orion Patent Rights. Orion hereby grants to Licensee an exclusive (including with regard to Orion and its Affiliates, but subject to Orion’s rights under Section 8.6) license, with the right to grant sublicenses pursuant to Section 2.3 (Sublicensing), under the Orion Patent Rights to:

3) Commercialize Recro Products in the Recro Territory; and

4) use, research, Develop, and make and have made Recro Products worldwide solely for purposes of clause (a) above.

Freedom to Operate Under the Other Orion Patent Rights. Further, Orion agrees not to, and shall cause its Affiliates and licensees not to, enforce the Other Orion Patent Rights against Licensee, its Affiliates or their Sublicensees in relation to:

5) Commercialization Recro Products in the Recro Territory, and

6) use, research, Development, and making and having made Recro Products worldwide solely for purposes of clause (a) above.

2.2 Retention of Rights. Orion grants no and Licensee shall have no rights in and to the Orion Patent Rights or Orion Know-How except to the extent set forth in this Agreement, but any and all rights not expressly granted herein by Licensor are expressly reserved and, accordingly, no rights or licenses other than those specified herein shall be deemed granted by this Agreement by implication, inference, estoppel or otherwise. Without limitation to the foregoing but subject to Section 8.4 below, Orion expressly retains for itself as well as its Third Party licensee(s) the exclusive rights under the Orion Patent Rights and Orion Know-How to (a) research, Develop, make, have made and Commercialize Fadolmidine and/or any Fadolmidine Products in any dosage form(s) in the Orion Territory, and (b) to research, Develop, make, have made and Commercialize Fadolmidine and/or Fadolmidine Products for use other than in the Field anywhere in the world.

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2.3 Sublicensing.

Licensee may sublicense the rights granted to it under Section 2.1 (License Grants) through one or more tiers to one or more of its Affiliates or Third Parties at any time (each Third Party to which sublicense is granted is hereinafter referred to as a “Sublicensee”). Any such sublicense must be in writing, and shall be consistent with the terms of this Agreement. In particular but without limitation, Licensee hereby covenants that any sublicense agreement(s) shall contain (a) covenants by the sublicensee for the benefit of Orion and Licensee for such sublicense to observe and perform materially the same terms and conditions as those set out for Licensee in this Agreement to the extent applicable; (b) license-back provisions consistent with those in Section 8.6 of this Agreement, under which any Sublicensee shall license all intellectual property rights, information and data in the scope of Section 8.6 directly to Orion; and (c) mechanisms for the reporting of Net Sales consistent with the terms of this Agreement, as well as grant Orion the right to audit the Net Sales of any Sublicensee.

Further, prior to and as a prerequisite for disclosing any of Orion’s Confidential Information to any potential Sublicensee, Licensee shall have such potential Sublicensee to execute and deliver to Orion a confidentiality agreement in the form attached hereto as Schedule 2.3.2 between such potential Sublicensee and Orion.

In the event that Licensee becomes aware of a material breach of any such sublicense by the Sublicensee, Licensee shall promptly notify Orion of the particulars of same and use its commercially reasonable efforts to enforce the terms of such sublicense and to cooperate with Orion if it chooses to take action to enforce such terms.

If Licensee does not initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant to Section 2.3.3 above, then Orion may, in its discretion and in its own name, after having notified the Licensee thereof in writing, initiate a suit or take other appropriate action. If required by the law of the forum, Licensee shall execute such authorizations under this Agreement or any sublicense agreements concluded hereunder as well as other legal papers that may be necessary or useful to establish legal standing for Orion to pursue a suit or other action against a Sublicensee, and to cooperate in the prosecution of such suit as may be reasonably requested by Orion; provided that Orion shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Licensee in connection with such cooperation.

If this Agreement terminates for any reason, any Sublicensee shall, from the effective date of such termination, automatically become a direct licensee of Orion with respect to the rights originally sublicensed to the Sublicensee by Licensee; provided, however, that in no event shall Orion as a consequence of such termination incur any obligation(s) towards a Third Party other than the grant of a license consistent with the terms of Section 2.1 to the relevant Sublicensee, and provided further that such Sublicensee is not in breach of its sublicense agreement and such Sublicensee agrees in writing to comply with all of the terms of this Agreement and assumes the responsibilities of Licensee hereunder to the extent applicable from the rights originally sublicensed to it from Licensee.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT

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Should Licensee enter into a sublicense after Orion has given notice of breach of this Agreement under Section 14.4, either in its entirety or on a country-by-country and/or product-by-product basis, then such notice of breach shall be effective also against the relevant sublicensee and any cure period for such breach shall continue with respect to such sublicensee to the extent the sublicense relates to products and countries affected by the notice of breach. For purposes of clarity, such sublicensee shall not be entitled to restart the cure period.

3. MILESTONE PAYMENTS

3.1 Upfront Payment. Upon the Effective Date, Licensee shall pay Orion a non-refundable upfront license fee in the amount of [* * *] at signing of the Agreement.

3.2 Development Milestone Payments. Licensee shall pay to Orion non-refundable milestone payments specified below with respect to the development by Licensee of the Recro Product no later than forty-five days (45) after the following events have occurred. Licensee will only pay each of the development milestones listed below once.

Milestone Event	Milestone Payment
Filing of first NDA for a Recro Product with the FDA	[* * *]
Receipt of Regulatory Approval by FDA with respect to an NDA for a Recro Product	[* * *]

3.3 Commercialization Milestone Payments. Licensee shall pay to Orion non-refundable milestone payments specified below no later than forty-five days (45) after the end of the calendar year in which the following events have occurred (it being understood that for the purpose of the table below, “annual” Net Sales shall refer to Net Sales during a calendar year). Licensee will only pay each of the commercialization milestones listed below once.

Milestone Event	Milestone Payment
Upon aggregate annual Net Sales of Recro Products in the Recro Territory totaling [* * *]	[* * *]
Upon aggregate annual Net Sales of Recro Products in the Recro Territory totaling [* * *]	[* * *]
Upon aggregate annual Net Sales of Recro Products in the Recro Territory totaling [* * *]	[* * *]
Upon aggregate annual Net Sales of Recro Products in the Recro Territory totaling [* * *]	[* * *]
Upon aggregate annual Net Sales of Recro Products in the Recro Territory totaling [* * *]	[* * *]

4. ROYALTIES

4.1 Royalty Payments on Net Sales in Recro Territory. Licensee shall pay to Orion a royalty on Net Sales of the Recro Product in the Recro Territory made by Licensee, its Affiliates and/or its Sublicensees. The applicable rate shall be determined on a country-by-country and product-by-product basis as follows:

During the Term				After the Term
Aggregate Net Sales of Recro Products in the Recro Territory during the relevant calendar year:	A Valid Claim of an Orion Patent Right covers the manufacture, use or sale of the Recro Product in the relevant country*

(a) No Valid Claim of an Orion Patent Right covers the manufacture, use or sale of the Recro Product in the relevant country or there is no market exclusivity or other similar protection that prevents any third party from referring to Licensee’s Regulatory Filings for Recro Products, or entering the market; and

(b) There is no Fadolmidine Competition

			All other circumstances during or after the Term (i.e. Fadolmidine Competition,	All circumstances except if there is Orion competition** or Fadolmadine competition.

less than [* * *]	[* * *]	[* * *]	[* * *]	[* * *]

equal to or greater than [* * *]	[* * *]	[* * *]	[* * *]	[* * *]

(*)

In the event of Fadolmidine Competition while Orion and Licensee believe a Valid Claim of an Orion Patent Right covers the manufacture, use or sale of such Generic Product (e.g., a Third Party files a Paragraph IV certification with respect to an Orion Patent Right and markets a Generic Product at risk prior to the court decision on such Paragraph IV certification) and if Orion or Licensee files a patent infringement lawsuit in response to such certification, Licensee shall pay Orion the [* * *] Fadolmidine Competition royalty rate but shall pay the difference between the lower royalty rate and the regular royalty rate into escrow until a final court decision on such Paragraph IV certification. If such court such court rules (or, in the event the ruling can be appealed against, upon the final ruling of the relevant appellate court(s)) in favor of Orion, the funds in escrow (including, for the avoidance of doubt, any interest accrued thereon) shall be

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paid to Orion; if such court rules (or, in the event the ruling can be appealed against, upon the final ruling of the relevant appellate court(s)) that the Orion Patent at issue is invalid, unenforceable, or will not be infringed by the Generic Product or other finding permitting the Generic Product to be marketed and sold, the funds in escrow shall be returned to Licensee.

(**) The royalty rate shall be reduced to [* * *] in the event Orion, its Affiliates or Sublicensees, directly or indirectly, engage in a Competing Business (as defined in Section 8.13 below) in the Recro Territory.

The parties acknowledge that the division of royalties paid hereunder between the license of Orion Know-How and the license of Orion Patent Rights, correctly reflects the value of each such license, as mutually perceived by the Parties.

Upon the commencement of Fadolmidine Competition (if any), the lower royalty rate shall apply as of the beginning of the calendar month in which Fadolmidine Competition so commenced. Correspondingly, should Fadolmidine Competition cease, the higher royalty rate shall apply as of the beginning of the calendar month in which Fadolmidine Competition so ceased, but only if the license under this Agreement under the Orion Patent Rights and Orion Know-How for such Recro Product in such country granted to Recro herein is then still exclusive pursuant to Section 14.5.1 below.

4.2 Accrual of Royalties. No royalty shall be due or owing from the use or distribution of the Recro Product in transactions where no consideration is received by the Licensee, such as when Recro Product is made or used for tests or development purposes or is distributed as samples. No royalties shall be payable on sales between Licensee, its Affiliates and Sublicensees, but royalties shall be payable on subsequent sales by any such entities. No multiple royalties shall be payable under this Agreement because a Recro Product is covered by more than one Valid Claim.

4.3 Compulsory Licenses. If Licensee is required to grant a compulsory license to a Third Party as required by the applicable laws of any country in Recro Territory under the Orion Patent Rights, and the royalty rate payable to Licensee for sales of Recro Product by such Third Party is lower than the royalty rate payable by Licensee to Orion for such sales, then the royalty rate payable hereunder by Licensee for sales of Recro Products by such Third Party in such country shall be no greater than the rate payable by such Third Party to Licensee for such country.

4.4 Third Party Royalty Obligations.

(i) If in connection with the Development or Commercialization of a Recro Product in a country:

(i) Licensee determines that it is necessary to pay a royalty, settlement amount, or other consideration in order to avoid infringement of any Third Party patent rights claiming the use or Commercialization of Fadolmidine in a country of the Recro Territory and not licensed hereunder (“Third Party IP”), or

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(ii) Licensee shall be subject to a court or other similar binding order or ruling; requiring payment of royalties or other consideration to the holder of any Third Party IP, then Licensee may deduct such amounts (“Third Party IP Payments”) from the amount of royalties due to Orion, prior to the application of any credits, as follows:

1) United States. With respect to Third Party IP Payments related to the United States:

a) Licensee shall give Orion written notice of its intent to make Third Party IP Payments. Within sixty (60) business days of the date of such notice or, should a Third Party provide a shorter response time, within such time (provided however that in no event shall Orion be given a shorter time than five (5) business days to begin discussions and ten (10) business days to provide full comments), Orion shall discuss with Licensee, in good faith, the Third Party IP and the proposed Third Party IP Payments specified in such notice.

b) In the event (A) Orion agrees that the proposed Third Party IP Payments are necessary or appropriate (which agreement Orion shall not unreasonably withhold or delay), or (B) the Third Party IP Payments are ordered by a final order of a court of competent jurisdiction, Licensee may deduct the Third Party IP Payments from the royalties due to Orion.

c) In the event conditions in Section 4.4.1 (a)(ii) are not met, then Licensee may still license or otherwise acquire such Third Party IP, but Licensee may only deduct fifty percent (50%) of such Third Party IP Payments from the royalties due to Orion.

d) Orion shall be deemed to have agreed that a license to Third Party IP is necessary for the United States if Orion obtains a corresponding license for the Orion Territory.

e) In the event Orion fails to respond within the sixty (60) day period (or such shorter period, if applicable) described in Section 4.4.1(a)(i) above after written notice required by Section 4.4.l(a)(i) above, or affirmatively notifies Licensee that it agrees that such Third Party IP is necessary or appropriate, then Orion shall irrevocably be deemed to have approved the Third Party IP Payments that are the subject of the notice.

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2) Outside U.S. With respect to Third Party IP Payments related to the any country in the Recro Territory other than the United States:

a) Licensee shall give Orion written notice of its intent to make Third Party IP Payments.

b) Licensee may deduct fifty percent (50%) of such Third Party IP Payments from the royalties due to Orion.

(iii) Licensee shall have the right to carry forward and apply any unused offset or deduction to which Licensee is entitled against future royalties due to Orion, until the full amount of the offset or deduction to which Licensee is entitled is satisfied with the express understanding that at all times shall Orion be entitled to receive, without offset or deduction, a minimum royalty at the rate of [* * *] except upon Orion engaging in a Competing Business pursuant to the paragraph of Section 4.1 marked with a double asterisk (**), in which case the royalty rate will be [* * *]).

(iv) This Section 4.4 shall not apply to royalties paid by Licensee for or in relation to proprietary Dosage Form Technology, for other chemical entities or substances than Fadolmidine.

4.5 Patent Expenses. In the event Licensee elects:

(i) to prosecute and/or maintain any Orion Patent Rights in the United States, Australia and/or South America in accordance with Section 9.1.2 below,

(ii) to enforce any Orion Patent Right in accordance with Section 10.3.1(b), to defend against an invalidity claim relating to an Orion Patent Right in accordance with Section 10.3.4(a) below, or

(iii) to defend against any Recro Patent Invalidity Litigation,

(iv) then the amount of Licensee’s royalty payments due to Orion in respect of affected Recro Product(s) in respect of the affected country of the Recro Territory shall be reduced by the amount of out-of-pocket costs and expenses actually incurred and paid by Licensee, its Affiliates or Sublicensees in respect of the affected Recro Product and/or country of the Recro Territory, provided that at all times shall Orion be entitled to receive a minimum royalty at the rate of [* * *] on the aggregate Net Sales of all Recro Products in a country of the Recro Territory (with the express understanding that should Licensee Commercialize more than one Recro Product in a country of the Recro Territory, the royalty payable in respect of a specific Recro Product may be less than [* * *]), except upon Orion engaging in Competing Business pursuant to the paragraph in Section 4.1 marked with a double asterisk (in which case the royalty rate will be [* * *]). Licensee shall have the right to carry forward and apply any unused offset or deduction to which Licensee is entitled against future royalties due to Orion, until the full amount of the offset or deduction to which Licensee is entitled is satisfied. In the event Licensee is later reimbursed or compensated for any such costs, Licensee shall first use such amounts towards any costs not already deducted from royalties payable to Orion under this Section 4.5, and shall then apply any excess to compensate Orion for the reduction in royalties.

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5. MILESTONE AND ROYALTY REPORTS AND ACCOUNTING

5.1 Reports and Payments.

(i) Royalty Payments and Statements. Within forty-five (45) days after the end of the first calendar year in which Licensee makes the First Commercial Sale, Licensee shall deliver to Orion a written royalty report (the “Royalty Report”) covering sales of Recro Products for such calendar year. Thereafter, within forty-five (45) days after the end of each calendar quarter, Licensee shall deliver to Orion a Royalty Report for such quarter. Each Royalty Report shall contain the following information for the relevant period:

1) the gross sales and Net Sales of the Recro Product in the Recro Territory in local currency and in US Dollars;

2) gross and net units of the Recro Product sold (excluding samples) on a country-by-country basis in the Recro Territory;

3) information regarding any compulsory licenses, third party licenses or other deductions or set-offs described in Section 4;

4) the calculation of the net royalty due from Licensee for the Recro Territory payable in US Dollars;

5) withholding taxes, if any, required by law to be deducted by Licensee.

Royalty payments for each period shall be due at the same time as the Royalty Report for such period.

For each calendar year, Licensee shall initially pay the quarterly royalty payments for the Recro Territory using the lower royalty rate set forth in Section 4.1. If Net Sales during such calendar year reach the higher tier set forth in Section 4.1, Licensee will (i) immediately apply the higher royalty rate set forth in Section 4.1 for the remainder of such calendar year, and (ii) with the next Royalty Report, pay Orion any additional royalties due for prior quarters during such calendar year.

(ii) Milestone Payments and Statements. Licensee shall notify Orion of the occurrence of each milestone event and shall make milestone payments to Orion as described in Section 3 above.

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(iii) Taxes and Withholding. All amounts payable by Licensee to Orion or its designee pursuant to this Agreement (“Payments”) are inclusive of, and shall be made subject to any deduction or withholding for or on account of, any Tax required by applicable laws or regulations determined in good faith solely by Licensee. Licensee shall not be required to gross up any Payments or to pay any additional amounts to account for such deduction or withholding, but the Parties shall use their best efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar Tax, Orion (or its respective Affiliates) alone shall be responsible for paying any and all Taxes levied on account of, or measured in whole or in part by reference to, any Payments they receive. If Licensee does deduct or withhold as set forth above, Licensee shall: (a) promptly notify Orion of such deduction or withholding; (b) pay to the relevant authorities the full amount deducted or withheld; and (c) promptly forward to Orion an official receipt (or certified copy) or other documentation evidencing such payment to such authorities. Orion retains the right to respond to and challenge any such Tax, and Licensee agrees to cooperate with Orion at Orion’s expense.

(iv) Currency. All Payments required under this Agreement shall be made in U.S. Dollars, except for milestone payments, which shall be paid in euros. For the purpose of computing the Net Sales of the Recro Product, in a currency other than U.S. Dollars, such currency shall be converted from local currency to U.S. Dollars by Licensee by using the average exchange rates for such currency reported in The Wall Street Journal for each of the last ten (10) business days of the quarter to which such payment pertains.

(v) GAAP. Net Sales and all calculations and Payments shall be determined, and all records to be maintained by Licensee or any Sublicensee shall be maintained, in accordance with U.S. GAAP. Orion shall maintain its records in accordance with Finnish GAAP or, as applicable, International Financial Reporting Standards (“IFRS”).

5.2 Maintenance of Records; Audits.

(i) Record Keeping and Audits. Licensee shall keep and shall cause its Affiliates and Sublicensees to keep books and accounts of record in connection with the sale of the Recro Product and in sufficient detail to permit accurate determination of all figures necessary for verification of milestone payments and royalties to be paid hereunder. Such books and records (including, for the purpose of clarity, also the relevant books and records of any Licensee Affiliate or Third Party Sublicensee) shall be made available upon Orion’s reasonable request for inspection by Orion’s independent auditors that are reasonably acceptable to

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Licensee. Such auditors must have agreed in writing to maintain all information learned in confidence, except as necessary to disclose to Orion such compliance or noncompliance by the Licensee. Licensee and its Affiliates shall maintain such records for a period of at least five (5) years after the end of the period for which they were generated, or longer if required by law or regulation.

(ii) Underpayments/Overpayments. If any audit by Orion’s auditors concludes that additional milestone payments or royalties were due by Licensee to Orion, Licensee shall pay to Orion the additional royalties within thirty (30) days of the date Licensee receives notice from Orion of such conclusion. If such audit concludes that Licensee overpaid milestone payments or royalties to Orion, Orion shall refund such overpayments to Licensee, within thirty (30) days of the date of the conclusion of such audit. The fees and expenses associated with any such audit shall be borne by Orion, provided that Licensee shall reimburse Orion for same in the event the audit reveals an underpayment by Licensee of more than three (3) percent as a result of Licensee’s (or, as the case may be, its Affiliates’ or Sublicensees’) calculations.

5.3 Disputes. In the event that Licensee disputes in good faith any milestone payment or royalty amount that Orion claims to be due pursuant to this Agreement, Licensee may withhold payment of such disputed amount, provided; however, that if any such disputed amount is ultimately paid, Licensee shall pay such amount to Orion plus interest, which shall accrue at a rate of 1% per month compounded monthly (12.68% per annum) until such unpaid portion is paid to Orion in full, and Licensee shall be responsible for reasonable legal and other fees and expenses incurred by Orion in connection with the collection thereof. Any dispute over the amount due as a milestone payment or royalty under this Agreement shall be resolved in accordance with Section 15.15 below.

5.4 Interest on Overdue Amounts. Each Party reserves the right to charge, and the other Party hereby agrees to pay, interest on any overdue amounts owed to a Party in connection with this Agreement at the rate of 1% per month compounded monthly (12.68% per annum).

6. REGULATORY MATTERS

6.1 Right to Reference Regulatory Filings. The Parties acknowledge that as of the Effective date, Orion has not made, and has not granted any third party to make, any Regulatory Filings with the FDA or any other Regulatory Authority with respect to Fadolmidine Products or Fadolmidine API. However, the Parties agree that should any such Regulatory Filings (if any) be made or later discovered to have been made, within 45 days after the request of Licensee, Orion or its Affiliates shall, to the extent they are entitled and authorized under applicable agreements with Third Parties, use its reasonable efforts to file with the FDA, and any other relevant Regulatory Authority, all of the authorization letters, documents and information required by such Regulatory Authority to enable Licensee, its Affiliates and Sublicensees to reference to all Regulatory Filings

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related to Fadolmidine, Fadolmidine Products or Fadolmidine API, including without limitation the closed part of the DMF for Fadolmidine API, all as strictly necessary for the purpose of the research, Development, manufacturing and/or Commercialization of Recro Products in or for the Recro Territory in accordance with this Agreement or for the consummation of the transactions as contemplated by this Agreement.

6.2 Responsibility for the Products. Licensee shall have all regulatory responsibilities under applicable laws and regulations, reporting and otherwise, in connection with the Recro Product in the Recro Territory.

6.3 Communications with Regulatory Agencies. Licensee shall have sole responsibility for all communication with the FDA and other applicable Regulatory Authorities in the Recro Territory with respect to all matters relating to the Recro Product. From and after the Effective Date, each Party shall, or shall cause its Affiliates to, promptly make available to the other Party copies of all relevant correspondence with any Regulatory Authority regarding regulatory warning letters, withdrawal of the Recro Product, and correspondence bearing on the safety and/or efficacy of the Recro Product, as well as all minutes from meetings with Regulatory Authorities regarding Recro Product.

6.4 Additional Information. From and after the Effective Date and at Licensee’s expense and subject to Section 7.2, Orion shall, and shall cause its Affiliates to, use commercially reasonable efforts to provide to Licensee in a commercially reasonable format all Orion Know-How not listed on Schedule 1.31 and which is readily available to Orion in electronic form which Licensee reasonably requests regarding the development, testing, use and manufacture of the Recro Product which is reasonably needed and strictly for the purpose to comply with applicable reporting requirements of the FDA and other Regulatory Authorities. Orion undertakes to convert, on a commercially reasonable schedule and at Licensee’s expense, into electronic form any such information referred to above that is readily available only as hard copy.

6.5 Government Approvals. At Licensee’s expense, Orion and its respective Affiliates shall cooperate with Licensee to the extent reasonable in Licensee’s activities related to registrations, filings and applications, and other activities necessary or desirable for the consummation of the transactions as contemplated by this Agreement.

6.6 No Further Studies. For the avoidance of doubt, is expressly agreed that, except as otherwise agreed by the parties in writing, Orion shall have no obligation whatsoever to carry out or have carried out any further clinical or other trials or studies relating to Fadolmidine, Fadolmidine Product, or any Recro Product, requested by Licensee, its Affiliate or Sublicensee, or by any Regulatory Authority.

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7. TRANSITION

7.1 Know-How Transfer.

(i) Within a mutually agreed time after the Effective Date, but in any case no later than four (4) months after the Effective Date, Orion shall deliver to Licensee electronic or paper copies of the following Orion Know-How, to the extent such Know-How exists and is readily available:

1) information on the characterization of the reference standard and its history, API solubility profile in normal solvents, container/closure interaction with API (extractables), and characterization/qualification of any API impurities associated with manufacturing or stability testing that would require this under ICH guidelines, plus information on existing, sublicensable and transferable analytical methods, pharmacological models and methods and data, as well as copies of all nonclinical and clinical data (including case report forms), protocols, study reports, manufacturing and stability data and related.

2) Subject to Section 7.2, and on a commercially reasonable schedule and in a commercially reasonable format to be agreed on by the Parties, Orion shall, or shall cause one or more of its Affiliates to, deliver to Licensee copies of reasonable documentation and/or embodiments of all Orion Know-How not listed in Section 7.1.1, which documents and embodiments of the Orion Know-How are reasonably available to Orion in electronic form and that shall document or embody the Orion Know-How in all material respects, including, to the extent relevant to the research, Development, manufacture and Commercialization of Recro Products and to the extent possible without breaching any obligation towards any other Third Party, Orion’s possible Regulatory Filings (if any) and clinical data related to Fadolmidine Products. Orion undertakes to convert, on a commercially reasonable schedule and at Licensee’s expense, into electronic form any such information referred to above that is readily available only as hard copy.

7.2 Assistance. During the term of this Agreement, Orion shall at its own cost make its personnel reasonably available as requested by Licensee for consultation regarding Fadolmidine or the Recro Products and provide such reasonable further assistance as requested by Licensee, to ensure the effective access to the Orion Know-How by Licensee and to assist in Licensee’s efforts to understand and implement the same. Notwithstanding the above, if Licensee requires further services from Orion or requires that Orion prepares any documents that are not readily available to Orion in electronic form, Orion shall comply with such reasonable requests on a commercially reasonable schedule and against compensation mutually agreed upon. If deemed necessary by either Party, the parties shall negotiate in good faith the terms of a services agreement under which such possible further services shall be rendered.

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8. DEVELOPMENT AND COMMERCIALIZATION

8.1 Development and Commercialization.

(i) General. Subject to the provisions of this Section 8.1, Licensee shall have the sole responsibility, authority and discretion to decide upon the manner in which it will Develop, seek Regulatory Approvals for and Commercialize the Recro Products in the Recro Territory and to make all decisions relating to such matters, including discontinuation of a project or product, all at Licensee’s sole expense. Such responsibilities include, without limitation, developing or in-licensing Dosage Form Technology from Third Parties.

(ii) Major Market Countries. Licensee shall use its commercially reasonable efforts to Develop, seek Regulatory Approval for and Commercialize the Recro Products for the United States, Japan, Australia and South Africa provided they remain part of the Recro Territory. Notwithstanding the above, Licensee agrees to performing the Development and Commercialization activities described on Schedule 8.1.2 within the timelines set out therein.

(iii) Other Countries. Licensee’s obligations to Develop, seek Regulatory Approval for and Commercialize the Recro Products for the other countries in the Recro Territory are set forth on Schedule 8.1.2.

8.2 Clinical Development Plan. Licensee’s initial plan for the clinical development of Recro Products is enclosed hereto as Schedule 8.2. Within one hundred twenty (120) days after the Effective Date, Licensee shall provide Orion with an updated clinical development plan for the Recro Products in the Recro Territory, which plan shall replace the aforementioned initial plan and describe in further detail the clinical study program for the Recro Products and projected timetable (such initial plan, as well as the updated plan furnished to Orion in accordance with this Section 8.2, the “Clinical Development Plan”).

8.3 Progress Updates; Right to Review and Comment; Collaboration Committee. During the Development of Recro Products, Licensee shall keep Orion reasonably informed on the progress of the Development work, including, in particular, on the status on any and all studies relating to Fadolmidine carried out by or on behalf of Licensee or its Sublicensees, it being expressly understood and agreed that each party shall have the right to disclose such information further to its Third Party licensees provided such Third Party has agreed to confidentiality obligations at least as restrictive as those in this Agreement. Prior to commencement of any such study related to Recro Products, and at any time upon revising its study plans relevant to Fadolmidine, Licensee shall provide, and shall cause its Affiliates and Sublicensees to provide, Orion a reasonable opportunity to review and comment as to such studies. Each Party shall meet in person or by videoconference at least quarterly to discuss Recro’s clinical Development program relating to Fadolmidine and available safety updates.

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8.4 Development of Additional Indications. Orion may continue to Develop Fadolmidine in Licensed Dosage Forms for uses and indications other than the Field (“Additional Products”), at Orion’s sole expense and anywhere in the world. Licensee shall have a right of first refusal to Commercialize each Additional Product in the Recro Territory in accordance with and subject to the terms of this Section 8.4. Licensee shall have ninety (90) days to consider any proposal of commercial terms by Orion. Licensee shall notify Orion in writing if it is interested in pursuing such proposal for any or all of the Additional Products described in such proposal. In such event, the Parties shall negotiate in good faith with a view to reaching a mutually acceptable agreement (if any) for such Additional Products, which negotiations shall include without limitation, meetings by phone at least twice monthly and in person at least monthly and meeting of senior management in person at least twice during the negotiation period. If the Parties, despite conducting good faith negotiations, do not finalize and execute a mutually acceptable binding agreement for such Additional Products within one hundred eighty (180) days after the date of Licensee’s notification of interest, Orion shall be free to enter into an agreement with a Third Party with respect to such Additional Products provided such agreement does not conflict with the rights granted to Licensee under this Agreement. For the avoidance of doubt it is expressly stated that nothing herein shall be deemed as to grant Licensee any negotiation or other rights in respect of any Fadolmidine Product in a Licensed Dosage Form outside Recro Territory.

8.5 Abandoned Products and Countries. Without prejudice to Orion’s termination rights under Section 14.4.2, In the event Licensee determines, for whatever reason, to cease or discontinue all Development or Commercialization activities with respect to Recro Products in a particular country in the Recro Territory, Licensee shall promptly notify Orion thereof. If Licensee so abandons the Development or Commercialization of Recro Products in such country or if either party terminates this Agreement with respect to a particular country of the Recro Territory in accordance with Section 14, all rights and licenses granted by Orion to Licensee under this Agreement in respect of that particular country will automatically be terminated, and consequently that particular country will thereupon automatically be excluded from the Recro Territory and become part of the Orion Territory. In the event of such return of rights, Licensee shall return to Orion all documentation and embodiments of Orion Know-How solely related to such Recro Product(s) in such country.

8.6 License Back of Licensee’s IPR. The parties acknowledge that as a result of this Agreement, Licensee may (a) generate or have generated clinical trial data relating to the Recro Products (“Recro Clinical Data”), which shall be owned by Licensee as well as other Recro Know-How, all of which shall be, as applicable, considered Licensee’s Confidential Information, and (b) be issued medical use or other Recro Patents in the Orion Territory related to the Recro Products (“Recro Grant-Back Patents”), which shall be owned by Licensee. Licensee hereby grants to Orion a perpetual, non-exclusive, royalty-free, fully paid up right and license under the Recro Grant-Back Patents, the Recro Clinical Data and the Recro Know-How for purposes of using, Developing, making and having made, or Commercializing the Recro Products and other Fadolmidine

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Products in the Orion Territory. The foregoing license shall not be sublicensable or transferable. However and notwithstanding the above, Orion shall have the right to grant sublicenses to third parties in respect of one or more countries of the Orion Territory if (a) Orion is then Commercializing the affected Recro Product(s) and/or other Fadolmidine Product(s) in any country in the Orion Territory, and is retaining for itself and its Affiliates the Commercialization rights, [* * *] by Recro in the Development of any Recro Products. Licensee agrees to promptly notify Orion of any Recro Clinical Data and/or Recro Know-How generated and Recro Grant-Back Patents issued, and shall, or shall cause one or more of its Affiliates to, make available to Orion the Recro Clinical Data and/or Recro Know-How and upon Orion’s request, provide a copy of the Common Technical Document, updates thereto and other unique studies and data that supplement the Common Technical Document.

8.7 Recro Trademarks. Orion shall not Commercialize Recro Products in the Orion Territory under the trademark(s) used by Licensee in any part of the Recro Territory (a “Recro Trademark”) without Licensee’s prior written consent, which Licensee may withhold in its sole discretion. Should Licensee agree to allow Orion to so Commercialize Recro Products in the Orion Territory under a Recro Trademark, the parties shall negotiate a royalty-free trademark license agreement in good faith. For the avoidance of doubt it is expressly stated that Orion, its Affiliates and/or licensee(s) and shall at all times have the right to Commercialize the Recro Products in the Orion Territory under a trademark of its own choice, which shall be the exclusive property of Orion (or, as the case may be, its Affiliate or licensee).

8.8 Third Party Dosage Form Technology Licenses. In the event Licensee enters into a license agreement with a Third Party with respect to Dosage Form Technology related to the Recro Products, Licensee shall prior to and as a prerequisite for entering into any such license agreement, ensure that such Dosage Form Technology will be available for the Recro Products for Orion in respect of the Orion Territory (including inquiring whether such licensor has already entered into arrangements for all or a material part of the Orion Territory and whether such licensor is aware of any third party patents blocking Orion’s use of such Dosage Form Technology in the Orion Territory), and that such Third Party offers Orion the option to obtain rights to the Dosage Form Technology for use in a Recro Products in the Orion Territory on terms at least as favorable as those offered to Licensee. Upon Orion’s request and at Orion’s expense, Licensee shall arrange for patent counsel to conduct a freedom to operate review with respect to the Dosage Form Technology at issue in the Orion Territory. If any such freedom to operate review reveals third party patents potentially blocking Orion’s use of such Dosage Form Technology in a material part of the Orion Territory, the Parties shall work with each other in good faith to develop a mutually satisfactory strategy to address such issues before entering into a license agreement for such Dosage Form Technology. Licensee is making no representation and providing no opinions with respect to any Dosage Form Technology or Orion’s continued freedom to operate or Orion’s or any Third Party’s ability to Develop or Commercialize any product in any country.

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8.9 Orion Fadolmidine Development and Improvements.

(i) Orion Activities. The parties acknowledge that Orion may develop know-how, improvements and data related to Fadolmidine or Fadolmidine Products, including improvements to formulations, which may be included in the scope of Orion Know-How and Other Orion Patent Rights, as the case may be.

(ii) Reports. Orion shall keep Licensee reasonably informed on Orion’s Development activity and improvements with respect to Fadolmidine and Fadolmidine Products. Upon Licensee’s request and subject to Section 7.2, Orion shall, or shall cause one or more of its Affiliates to, deliver to Licensee copies of or reasonable documentation and embodiments of such additional Orion Know-How.

(iii) Third Party Agreements. In the event a Third Party licenses to Orion know-how and/or patents relating to Fadolmidine, Fadolmidine Products, or improvements thereto, after the Effective Date and such Third Party’s know-how and patents are not already included in Orion Know-How or Orion Patent Rights, then Orion shall, to the extent such know-how and/or patents are relevant to Recro Products, use reasonable efforts to introduce Licensee to such Third Party and encourage such Third Party to offer Licensee terms at least as favorable as those offered to Orion.

8.10 Supply of Fadolmidine Active Ingredient. Concurrently with, or as soon as practicable after, the execution of this Agreement, the Parties are entering/will enter into a separate API Supply Agreement for the Licensee’s requirements of Fadolmidine API (the “Supply Agreement”). The Supply Agreement shall provide, among other things, that the actual cost of goods paid or payable by Licensee and/or its Affiliates and Sublicensees for Fadolmidine API shall [* * *] prior to the commencement of Fadolmidine Competition. The parties agree that the Supply Agreement shall stipulate a process for qualification, as appropriate and subject to commercialization of at least one Recro Product in the Recro Territory, of multiple cGMP qualified sites for API production, and that the Supply Agreement will stipulate a process for competitive pricing or alternate sources for the Fadolmidine API that will be implemented after the exclusivity granted to Licensee hereunder has expired or where there is Fadolmidine Competition.

8.11 Manufacture of Finished Dosage Product. Licensee shall have the sole responsibility, authority and discretion to manufacture or have manufactured the Recro Products for sale in the Recro Territory. Except for any obligations under Licensee’s or Orion’s contractual arrangements with Third Parties with respect to Dosage Form Technology to purchase Recro Products from a Third Party, Orion shall have the sole responsibility, authority and discretion to manufacture or have manufactured the Recro Products for sale in the Orion Territory.

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8.12 Ownership of Inventions. Title to all inventions and other intellectual property made solely by or on behalf of Orion in connection with this Agreement, such as work performed by Orion related to the Additional Products, shall be owned by Orion. Title to all inventions and other intellectual property made solely by or on behalf of Licensee in connection with this Agreement, such as work performed by Licensee related to formulation development, shall be owned by Licensee. Title to all inventions and other intellectual property made jointly by personnel of Orion and Licensee in connection with this Agreement shall be jointly owned by Orion and Licensee. Prosecution of any patent applications and patents with respect to jointly owned inventions and intellectual property described in this Section 8.12 shall be jointly conducted as mutually agreed.

8.13 Non-Competition. During the Term, except as permitted by this Agreement, Orion covenants that it shall not, and shall cause its respective Affiliates not to engage in a Competing Business (as defined below), directly or indirectly, including the sublicensing of rights to engage in a Competing Business, in the Recro Territory. For the purpose of this paragraph, a “Competing Business” means the use, manufacturing, and/or Commercialization of a Competitive Product in the Recro Territory and includes the supply of Orion Fadolmidine API intended for use, manufacturing, and/or Commercialization of a Competitive Product in the Recro Territory.

8.14 No Minimum Obligation. Orion acknowledges and agrees that except as expressly set forth herein, nothing in this Agreement shall be construed as Licensee making any representation or warranty with respect to the possibilities of obtaining Regulatory Approval(s) for or with respect to the Commercialization potential of any Recro Product.

8.15 Adverse Event Reporting. To ensure that all relevant safety information for Fadolmidine Products is exchanged between the Parties, the Parties will prepare a Pharmacovigilance Data Exchange Agreement governing the collection, reporting, and exchange of information concerning adverse drug reactions and other relevant drug safety related matters with respect to Recro Products during the Development sufficient to permit each party to comply with its legal and regulatory obligations. Such Pharmacovigilance Agreement will be promptly updated if required by changes in legal or regulatory requirements. Each Party shall ensure that its Affiliates, licensees, sublicensees, and collaboration partners comply with the foregoing obligations as if a Party. Prior to the Commercialization of the first Recro Product, the Parties shall negotiate in good faith with a view to agreeing on such updates to the Pharmacovigilance Agreement as may be required due to such Commercialization. Within ninety (90) days after the Effective Date, the parties shall enter into a mutually agreeable Pharmacovigilance Data Exchange Agreement with respect to the Recro Products.

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9. PATENT RIGHTS.

9.1 Orion Patent Rights.

(i) Ownership, Prosecution and Maintenance of Orion Patent Rights. Orion, or, as the case may be, its Third Party licensee(s), shall have the first right, but not the obligation, at its sole expense, to prosecute any and all patent applications within the Orion Patent Rights, including but not limited to, the right to conduct interferences, oppositions, reissue proceedings and reexaminations, to obtain patents thereon, and to maintain all patents included therein. Such prosecution and maintenance may be performed by outside counsel of Orion’s choosing. Orion shall keep Licensee reasonably informed, as is reasonably practicable, of the progress regarding the prosecution of each patent application included within the Orion Patent Rights, including providing Licensee with a power to inspect filings made with the respective patent offices, and file such power to inspect with such patent offices. Licensee shall have the right to review all pending patent applications, and to make recommendations to Orion regarding the prosecution of such patent applications; provided that all final decisions regarding the prosecution and maintenance of such patent applications shall be made by Orion.

(ii) Discontinuation; Abandonment of Orion Patent Rights. Orion shall have the right to discontinue the prosecution of any patent application, or to abandon any patent, on a country-by-country basis, encompassed within the Orion Patent Rights. If Orion decides to discontinue the prosecution of any patent application or to abandon any patent within the Orion Patent Rights in any country of the Recro Territory, and provided further that Orion’s Third Party licensee(s) have not opted to continue such prosecution, as applicable, Orion shall inform Licensee at least sixty (60) days prior to such discontinuance and Licensee shall be given the opportunity to prosecute such patent application and/or maintain such patent at its expense prior to the date that such discontinuance would otherwise take effect. Licensee shall advise Orion in writing of its decision regarding the opportunity to prosecute and/or maintain such application or patent within thirty (30) days of the date of discontinuance. In the event Licensee timely elects to prosecute and maintain such patent or patent application, Orion shall execute an assignment transferring ownership, at Licensee’s cost and expense, of the patent or patent application to Licensee in each such country of the Recro Territory. Licensee hereby grants to Orion a perpetual, non-exclusive, royalty-free, fully paid up right and license with right to grant sublicense under the patents and/or patent applications so transferred to or assumed by Licensee for any purpose not in conflict with the rights granted to Licensee under this Agreement.

9.2 Other Orion Patent Rights.

(i) Ownership, Prosecution and Maintenance of Other Orion Patent Rights. Orion, or, as the case may be, its Third Party licensee(s), shall, subject to the provisions of Section 9.2.2, have the exclusive right, but not the obligation, at its sole expense, to prosecute any and all patent applications within the Other Orion Patent Rights, including but not limited to, the right to conduct interferences, oppositions, reissue proceedings and reexaminations, to obtain patents thereon,

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and to maintain all patents included therein. Such prosecution and maintenance may be performed by outside counsel of Orion’s choosing. Orion shall keep Licensee reasonably informed, at quarterly update meetings of the parties and to the extent reasonably relevant to the Recro Products in the Recro Territory, of the progress regarding the prosecution of each patent application in the Recro Territory included within the Other Orion Patent Rights. In addition, Orion shall provide Licensee with a power to inspect, and file such power to inspect with the respective patent offices in the Recro Territory. Licensee shall, upon its reasonable request, have the right to review all pending patent applications after same have been published, and to make recommendations to Orion regarding the prosecution of such patent applications; provided that all final decisions regarding the prosecution and maintenance of such patent applications shall be made by Orion.

(ii) Discontinuation; Abandonment of Other Orion Patent Rights. Orion shall have the right to discontinue the prosecution of any patent application, or to abandon any patent, on a country-by-country basis, encompassed within the Other Orion Patent Rights. Orion shall provide Licensee, against reimbursement from Licensee for reasonable costs and expenses incurred by Orion in connection with such updates and related monitoring, with an update once every calendar quarter with respect to whether Orion at the time of such update holds any Other Orion Patent Rights (for the avoidance of doubt not including patent applications that have not been published) that claim a Recro Product that Licensee intends to Develop, and whether Orion intends to discontinue the prosecution of any patent application or to abandon any patent within the Other Orion Patent Rights in any country. If Orion decides, during the Term, to discontinue the prosecution of any patent application or to abandon any patent within the Other Orion Patent Rights in any country of the Recro Territory, and provided further that Orion’s Third Party licensee(s) have not opted to continue such prosecution, as applicable, Orion shall inform Licensee at least sixty (60) days prior to such discontinuance. If and to the extent the Other Orion Patent Right(s) in the Recro Territory that Orion so intends to abandon claims the use of Fadolmidine in a Recro Product that Licensee has actually commenced the Development of during the term of this Agreement, Licensee shall be given the opportunity to prosecute such patent application and/or maintain such patent at its expense prior to the date that such discontinuance would otherwise take effect. Licensee shall advise Orion in writing of its decision regarding the opportunity to so prosecute and/or maintain such application or patent within thirty (30) days of the date of discontinuance. In the event Licensee timely elects to so prosecute and maintain such patent or patent application, Orion shall execute an assignment transferring ownership, at Licensee’s cost and expense, of the patent or patent application to Licensee in each such country of the Recro Territory. Licensee hereby grants to Orion a perpetual, non-exclusive, royalty-free, fully paid up right and license with right to grant sublicense under the patents and/or patent applications so transferred to or assumed by Licensee for any purpose not in conflict with the rights granted to Licensee under this Agreement.

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9.3 Recro Patent Rights.

(i) Ownership, Prosecution and Maintenance of Recro Patent Rights. Licensee shall subject to the provisions of Section 9.3.2, have the exclusive right, but not the obligation, at its sole expense, to prosecute any and all patent applications (expressly excluding Orion Patent Rights and Other Orion Patent Rights) for the Recro Products (“Recro Patent Rights”), including but not limited to, the right to conduct interferences, oppositions, reissue proceedings and reexaminations, to obtain patents thereon, and to maintain all patents included therein. Such prosecution and maintenance may be performed by outside counsel of Licensee’s choosing. Orion will not file any patents in the Recro Territory based on Recro Know-How which has been disclosed to Orion by Licensee claiming the Development, manufacture, use or Commercialization of any Recro Product without Licensee’s prior written consent. Licensee shall keep Orion reasonably informed, as is reasonably practicable, of the progress regarding the prosecution of each patent application included within the Recro Patent Rights. Orion shall have the right to review all pending patent applications related to the Recro Products and other proceedings, and to make recommendations to Licensee regarding the prosecution of such patent applications; provided that all final decisions regarding the prosecution and maintenance of such patent applications shall be made by Licensee. Licensee shall, if so requested by Orion and at Orion’s expense, file for any Recro Patent Rights in the Orion Territory, which shall be filed in the name of Licensee. Any such patents in the Orion Territory filed by Orion shall be included in the scope of “Other Orion Patent Rights” for the purpose of this Agreement.

(ii) Discontinuation; Abandonment of Recro Patent Rights. Licensee shall have the exclusive right to discontinue the prosecution of any patent application, or to abandon any patent, on a country-by-country basis, encompassed within the Recro Patent Rights, provided, however, that:

1) Orion Territory. If Licensee decides to discontinue the prosecution of any patent application or to abandon any patent within the Recro Patent Rights in any country in the Orion Territory, and provided further that Licensee’s Third Party licensee(s) have not opted to continue such prosecution, as applicable, Licensee shall inform Orion at least sixty (60) days prior to such discontinuance and Orion shall be given the opportunity to prosecute such patent application and/or maintain such patent at its expense prior to the date that such discontinuance would otherwise take effect. Orion shall advise Licensee in writing of its decision regarding the opportunity to prosecute and/or maintain such application or patent within thirty (30) days of the date of discontinuance. In the event Orion timely

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elects to prosecute and maintain such patent or patent application, Licensee shall execute an assignment transferring ownership, at Orion’s cost and expense, of the patent or patent application to Licensee in each such country of the Orion Territory.

2) Recro Territory. If Licensee decides to discontinue the prosecution of any patent application or to abandon any patent within the Recro Patent Rights in any country of the Recro Territory and (a) such discontinuation or abandonment is due to Licensee’s decision to abandon Developing or Commercializing one or more Recro Products in a particular country in the Recro Territory or (b) Orion has provided Licensee with notice of material breach pursuant to Section 14.4.2 one or more Recro Products in a particular country in the Recro Territory and Recro has been unable to cure, or develop a plan for curing, such breach (for the avoidance of doubt regardless of whether or not Orion has terminated the Agreement in respect of such country) in accordance with Section 14.4.2, Orion shall be given the opportunity to prosecute such patent application and/or maintain such patent at its expense prior to the date that such discontinuance would otherwise take effect. In such event, Orion shall advise Licensee in writing of its decision regarding the opportunity to prosecute and/or maintain such application or patent within thirty (30) days of the date of discontinuance. In the event Orion timely elects to prosecute and maintain such patent or patent application, Licensee shall execute an assignment transferring ownership, at Orion’s cost and expense, of the patent or patent application to Orion in each such country. Orion hereby grants to Licensee a perpetual, non-exclusive, royalty-free, fully paid up right and license with right to grant sublicenses under the patents and/or patent applications so transferred to or assumed by Orion for purposes of using, Developing, making and having made or Commercializing Recro Products in the relevant country in the Recro Territory.

9.4 Status of Patents; Other Actions.

(i) Initial. Prior to the Effective Date, Orion advised Licensee as to the current status of any patent applications and patents included within the Orion Patent Rights, and, as of the Effective Date, to Orion’s Knowledge there has been no change. To the extent it has not previously done so, Orion shall promptly make available for review at Orion’s premises to Licensee documentation relating to such patent applications and patents, including, but not limited to, copies of all patent applications, relevant prior art, search reports, official actions and examination reports and correspondence with the relevant patent offices, but expressly excluding correspondence and documents subject to attorney-client privilege.

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(ii) Annual. Within thirty (30) days after the end of each calendar year, each Party shall: (i) advise the other Party as to the then-current status of any patent applications or patents within the Orion Patent Rights or the Recro Patent Rights; and (ii) to the extent the other Party reasonably requests, make available to the other Party materially relevant documentation relating to such patent applications and patents, including, but not limited to, copies thereof.

(iii) Notices. Orion will reasonably cooperate with Licensee, at Licensee’s expense, to effect the further prosecution and maintenance of the Recro Patent Rights and the other rights granted to Licensee under this Agreement.

9.5 Patent Term Extension. Subject to rights granted by Orion to Third Party licensee(s) and to the extent relevant, Licensee shall have the exclusive right to seek, at Licensee’s expense, patent term extensions or supplemental patent protection, including supplementary protection certificates, in any country in the Recro Territory in relation to the Recro Products. Orion and Licensee shall cooperate in connection with all such activities, and Licensee, its agents and attorneys will give due consideration to all timely suggestions and comments of Orion regarding any such activities; provided that all final decisions shall be made by Licensee.

9.6 Orange Book Listings. With respect to filings in the FDA Orange Book (and foreign equivalents) for issued patents for a Recro Product in the Recro Territory, Licensee shall be solely responsible at its expense for fulfilling its obligations under applicable law to list any applicable Recro Patent Rights and/or Orion Patent Rights in a timely manner and make all applicable filings regarding the Recro Patent Rights and/or Orion Patent Rights required to be filed by it under applicable law. Licensee will be solely responsible for any such filings and listings, and for any and all decisions with respect to such filings and listings.

9.7 Limitation on Patent Actions. Neither Party shall be required to take any action pursuant to Sections 9.5 or 9.6 hereof that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any court or government order or decree that such Party is then subject to or otherwise may create legal liability on the part of such Party.

9.8 Registration of License. Orion hereby authorizes Licensee to record a brief, mutually acceptable memorandum disclosing the existence of this Agreement and the license granted herein in the title records of the relevant patent offices and Regulatory Authorities in the Recro Territory (or such other mutually acceptable documentation as is required) to the extent required for the licenses granted herein to be effective against third parties under applicable law. Any such recordation shall disclose as little regarding the terms and conditions of this Agreement as necessary to properly register or record this Agreement under applicable law.

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10. INFRINGEMENT.

10.1 Applicability. The provisions of this Article 10 shall govern the Parties’ rights and obligations, as between themselves, with respect to actions against Third Parties for infringement of the Orion Patent Rights, the Recro Patent Rights, or misappropriation of the Orion Know-How or the Recro Know-How licensed under this Agreement.

10.2 Notice. Each Party shall promptly report in writing to the other Party any known or suspected (i) infringement of any of the Orion Patent Rights or the Recro Patent Rights, as the case may be or (ii) unauthorized use or misappropriation of any of the Recro Know-How or Orion Know-How of which such Party becomes aware, and shall provide the other Party with all available evidence supporting such known or suspected infringement or unauthorized use.

10.3 Third Party Infringement.

(i) Orion Patent Rights.

1) Orion First Right of Enforcement. Orion and/or its Third Party licensee(s), as applicable, shall, subject to Section 10.3.1(b) below, have the exclusive right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the Orion Patent Rights and Orion Know-How at its expense. For this purpose, Licensee shall execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by Orion; provided that Orion shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Licensee in connection with such cooperation.

2) Recro Step-In Rights. If Orion and/or its Third Party licensee(s), as applicable, does not initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant to Section 10.3.1(a) above, then Licensee may, in its discretion, provide Orion with notice of Licensee’s intent to initiate a suit or take other appropriate action. If Licensee provides such notice and Orion does not initiate a suit or take such other appropriate action within thirty (30) days after receipt of such notice from Licensee, then Licensee shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the Orion Patent Rights and Orion Know-How in the Recro Territory. Any suit by Licensee shall be either in the name of Orion or its Affiliate, the name of Licensee or its Affiliate, or jointly by Licensee, Orion and their respective Affiliates, as may be required by the law of the forum, provided that Licensee shall obtain Orion’s prior written consent (not to be unreasonably withheld) before initiating any suit in the name of

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Orion or its Affiliate. For this purpose, Orion shall execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by Licensee; provided that Licensee shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Orion in connection with such cooperation.

(ii) Recro Patent Rights

1) Recro First Right of Enforcement. Licensee shall have the exclusive right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the Recro Patent Rights at its expense. For this purpose, Orion shall execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by Licensee; provided that Licensee shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Orion in connection with such cooperation.

2) Orion Step-in Rights. If Licensee does not initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant to Section 10.3.2(a), then Orion may, in its discretion and in its own name, initiate a suit or take other appropriate action. If Orion provides such notice and Licensee does not initiate a suit or take such other appropriate action within thirty (30) days after receipt of such notice from Orion, then Orion shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the Recro Patent Rights in the Orion Territory. Any suit by Orion shall be either in the name of Licensee or its Affiliate, the name of Orion or its Affiliate, or jointly by Orion, Licensee and their respective Affiliates, as may be required by the law of the forum, provided that Orion shall obtain Licensee’s prior written consent (not to be unreasonably withheld) before initiating any suit in the name of Licensee or its Affiliate. For this purpose, Licensee shall execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by Orion; provided that Orion shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Licensee in connection with such cooperation. This section shall not apply to the extent any Recro Patent Rights are owned or controlled by a Third Party except as the parties may mutually agree in writing.

(iii) Conduct of Certain Actions; Costs. The Party initiating suit shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to this Section 10.3. The initiating Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings initiated by

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it pursuant to this Section 10.3, including the fees and expenses of the counsel selected by it. The other Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense. The Party initiating and assuming control over such suit shall be entitled to receive the entire amount of any damages, settlements, accounts of profits, or other financial compensation recovered from a Third Party based upon any such suit.

(iv) Patent Invalidity Claim. Each of the Parties shall promptly notify the other in the event of any legal or administrative action by any Third Party against a Orion Patent Right or Recro Patent Right of which it becomes aware, including any nullity, revocation, reexamination or compulsory license proceeding.

1) Orion Patent Rights. Orion and/or its Third Party licensec(s), as applicable, shall, subject to this Section 10.3.4, have the first right, but not the obligation, to defend against any such action involving a Orion Patent Right in the Recro Territory in its own name, and the costs of any such defense shall be at Orion’s expense. Licensee, upon request of Orion, agrees to join in any such action and to cooperate reasonably with Orion; provided that Orion shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Licensee in connection with such cooperation. If Orion does not defend against any such action involving such Orion Patent Right in the Recro Territory, then Licensee shall have the right, but not the obligation, to defend such action and any such defense shall be at Licensee’s expense. Orion, upon request of Licensee, agrees to join in any such action and to cooperate reasonably with Licensee; provided that Licensee shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Orion in connection with such cooperation.

2) Recro Patent Rights. Licensee shall have the exclusive right, but not the obligation, to defend against any such action involving a Recro Patent Right in its own name, and the costs of any such defense shall be at Licensee’s expense. Orion, upon request of Licensee, agrees to join in any such action and to cooperate reasonably with Licensee; provided that Licensee shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Orion in connection with such cooperation. If Licensee does not defend against any such action involving such Recro Patent Right in the Orion Territory, then Orion shall have the right, but not the obligation, to defend such action and any such defense shall be at Orion’s expense. Licensee, upon request of Orion, agrees to join in any such action and to cooperate reasonably with Orion; provided that Orion shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by Licensee in connection with such cooperation.

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11. REPRESENTATIONS AND WARRANTIES.

11.1 Representations and Warranties of Orion. Orion hereby represents and warrants to Licensee:

(i) Orion is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Orion. This Agreement has been duly executed and delivered by Orion and constitutes the valid, binding and enforceable obligation of Orion, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect.

(ii) Orion is not subject to, or bound by, any provision of:

1) any articles or certificates of incorporation or by-laws;

2) any license agreement, collaboration agreement, mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction, or

3) any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator,

4) that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any Third Party required for, the execution, delivery and performance by Orion of this Agreement and the obligations contained herein. The execution and delivery of this Agreement by Orion and the performance by Orion will not violate any laws or order of any court or government authority.

(iii) Intellectual Property.

1) As of the Effective Date,

a) Orion has legal right, title and interest in and to the Orion Patent Rights and Orion Know-How free of any liens or restrictions, and

b) Orion has the right to grant to Licensee all of the licenses and other rights granted to Licensee under this Agreement.

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2) Except as set forth on Schedule 11.1.3(a), Orion has not entered into, and will not enter into, any agreement nor granted any third party any rights i) with respect to the Orion Patent Rights, Orion Know-How, or ii) to Orion’s Knowledge, with respect to Other Orion Patent Rights, that are inconsistent with the rights granted to Licensee under this Agreement, which would limit the scope of Licensee’s rights granted under this Agreement, or which would limit Orion’s ability to perform all of the obligations undertaken by Orion hereunder.

3) Orion is not a party to, nor otherwise bound by, any contract that will result in any person or entity obtaining any interest in, or which would give any third party any right to assert any claim in or with respect to, Licensee’s rights under this Agreement.

4) Orion shall not suffer or permit any liens or restrictions to be imposed on the Orion Patent Rights and Orion Know-How without the prior written consent of Licensee (which shall not be unreasonably withheld or delayed).

5) As of the Effective Date, no item of Orion Patent Rights or Orion Know-How is in-licensed by Orion from an Affiliate or Third Party.

6) To Orion’s Knowledge as of the Effective Date: (i) Orion owns or controls no patents or patent applications (including international and provisional applications) not within the Orion Patent Rights or Other Orion Patent Rights that cover or claim Fadolmidine or its manufacture, Development, use or Commercialization as part of any Recro Product, (ii) except for Dosage Form Technology, which Licensee intends to license from Third Parties Orion is not, to Orion’s Knowledge as of the Effective Date, aware of that Licensee’s practice of the Orion Patent Rights and Orion Know-How with respect to its initial development projects as set out on Schedule 11.1.3(f)(i) would infringe the patent rights or other intellectual property rights of a Third Party, (iii) none of the Orion Patent Rights are unenforceable, have been infringed or misused, and (iv) there are no existing actions, suits or proceedings, and Orion has not received any written claim or demand from a Third Party, that challenges Orion’s rights with respect to the Orion Patent Rights, Orion Know-How, or Orion’s rights to enter into this Agreement or that asserts that Development, manufacture or Commercialization of Fadolmidine would infringe the intellectual property rights of a third party.

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(iv) Development and Regulatory Activities.

1) Orion and its Affiliates, and, to Orion’s Knowledge, their licensees and partners have conducted, or have caused their respective contractors or consultants to conduct, their development and manufacturing of Fadolmidine Products, including GLP and non-GLP preclinical studies and clinical studies for Fadolmidine Products, in accordance with (i) applicable laws or regulations, (ii) the standards of the relevant Regulatory Authorities, and (iii) scientific standards applicable to the conduct of such studies and activities; in each case of the country in which and at the time such studies are or were conducted. Neither Orion nor its officers, employees or subcontractors, has made an untrue statement of a material fact to any Regulatory Authority with respect to any Fadolmidine Product, or has knowingly failed to disclose a material fact required to be disclosed to any Regulatory Authority with respect to a Fadolmidine Product. During the term of this Agreement, Orion shall not, and shall cause its officers, employees and subcontractors not to, knowingly make any untrue statement of material fact to any Regulatory Authority with respect to the Fadolmidine Product, or knowingly fail to disclose a material fact required to be disclosed to any Regulatory Authority with respect to the Fadolmidine Product.

2) In the course of its Development or manufacturing of any Fadolmidine Products, Orion has not conducted any activities in violation of applicable laws and regulations of the country in which and at the time such studies were conducted, including then currently applicable Good Laboratory Practices (“GLP”), current Good Clinical Practices (“GCP”), and current Good Manufacturing Practices (“cGMP”) or similar or corresponding regulations or guidelines. To the Knowledge of Orion as of the Effective Date, there are no problems that would reasonably require that any previous or current Development, manufacturing or Commercialization activities by Orion or its Affiliates be materially delayed, suspended or abandoned before their completion.

3) To Orion’s Knowledge, neither Orion nor any of its Affiliates has employed, and Orion and its Affiliates will not knowingly employ, any personnel, and has not knowingly used and will not knowingly use, in connection with the Development of Fadolmidine Product, a contractor or consultant, debarred by the FDA (or subject to a similar sanction of a Regulatory Authority outside the United States), or who is subject of an FDA debarment investigation or proceeding (or similar proceeding of a Regulatory Authority outside the United States).

4) As of the Effective Date, neither Orion, nor any of its Affiliates, nor, to Orion’s Knowledge, any of their respective licensees, partners or subcontractors, has received any notice in writing or otherwise has knowledge of any facts which have led Orion to believe that any of the Regulatory Filings relating to Fadolmidine Product are not currently in good standing with, the FDA or any other Regulatory Authority. As of the

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Effective Date, there are, to Orion’s Knowledge, no inquiries, actions or other proceedings pending before or, to Orion’s Knowledge, threatened by, any Regulatory Authority or other government agency with respect to (i) Orion Fadolmidine API; (ii) a Fadolmidine Product; or (iii) any facility where Orion Fadolmidine API is manufactured except to the extent such proceeding with respect to a facility does not materially interfere with Orion’s ability to supply to Licensee Fadolmidine API that meets cGMP standards.

(v) Litigation and Claims. There is no, and since January 1, 2000, there has not been any, action pending or, to the Knowledge of Orion, threatened against Orion or any of its respective Affiliates involving the Orion Patent Rights or the Orion Know-How.

(vi) Full Disclosure. Orion has not omitted to furnish Licensee any information requested by Licensee prior to the Effective Date, and has not intentionally concealed from Licensee any material information in its possession, concerning Fadolmidine or Fadolmidine Products that, to Orion’s Knowledge, would have a material adverse impact on Licensee’s ability to Develop and Commercialize Recro Products in the Recro Territory.

(vii) No Implied Warranties. No other warranties, express or implied, including without limitation, merchantability or fitness for any particular purpose, are made or shall be deemed to have been made by Orion regarding Fadolmidine, Fadolmidine Products, Orion Patent Rights or Orion Know-How, except to the extent expressly stated in this Section 11.1 or elsewhere in writing.

(viii) Limitation of Claims. The Licensee shall have no right to present any claim under the representation or warranty of Orion if such claim is based on facts or circumstances which have been disclosed in writing to Licensee prior to the Effective Date.

11.2 Representations and Warranties of Licensee. Licensee hereby represents and warrants to Orion as of the Effective Date:

(i) Licensee is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Licensee. This Agreement has been duly executed and delivered by Licensee and constitutes the valid, binding and enforceable obligation of Licensee, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.

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(ii) Licensee and its Affiliates, licensees and partners will conduct or cause their respective contractors or consultants to conduct their Development and manufacturing of Recro Products in accordance with (i) applicable laws or regulations, (ii) the standards of the relevant Regulatory Authorities, and (iii) scientific standards applicable to the conduct of such studies and activities; in each case of the country in which such studies are conducted, and to the extent not inconsistent therewith, such laws, regulations and standards of the United States and any ICH guidelines. During the term of this Agreement, Licensee shall not, and shall cause its officers, employees and subcontractors not to, make any untrue statement of material fact to any Regulatory Authority with respect to the Recro Products, or knowingly fail to disclose a material fact required to be disclosed to any Regulatory Authority with respect to the Recro Product.

(iii) Licensee is not subject to, or bound by, any provision of:

1) any articles or certificates of incorporation or by-laws;

2) any mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction, or

3) any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator,

4) that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any Third Party required for, the execution, delivery and performance by Licensee of this Agreement and the obligations contained herein.

(iv) To its knowledge, neither Licensee nor any of its Affiliates has employed, and Licensee and its Affiliates or Sublicensees will not knowingly employ, any personnel, and has not knowingly used and will not knowingly use in connection with a Recro Product a contractor or consultant, debarred by the FDA (or subject to a similar sanction of a Regulatory Authority outside the United States), or who is subject of an FDA debarment investigation or proceeding (or similar proceeding of a Regulatory Authority outside the United States).

(v) Licensee has not entered into, and will not enter into, any agreement nor granted any third party any rights with respect to the Recro Clinical Data, Recro Grant-Back Patents, or Recro Know-How and that are inconsistent with or would limit the scope of the rights granted to Orion under Section 8.6 of this Agreement, or which would limit Licensee’s ability to perform all of the obligations undertaken by Licensee hereunder.

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(vi) No other warranties, express or implied, including without limitation, merchantability or fitness for any particular purpose, are made or shall be deemed to have been made by Licensee regarding Fadolmidine, Fadolmidine Products, Recro Patent Rights, Recro Clinical Data or Recro Know-How, except to the extent expressly stated in this Section 11.2 or elsewhere in writing.

(vii) Limitation of Claims. Orion shall have no right to present any claim under the representation or warranty of the Licensee if such claim is based on facts or circumstances which have been disclosed to Orion in writing prior to the Effective Date.

12. CONFIDENTIALITY.

12.1 Treatment of Confidential Information. During the term of this Agreement and for a period of twenty (20) years from the termination or expiry of this Agreement in accordance with its terms, except as otherwise provided in this Section 12, each Party (“Receiving Party”) agrees to keep confidential all of the other Party’s (“Disclosing Party”) Confidential Information that is disclosed to it or its Affiliates. Each Party agrees to preserve and protect the Confidential Information to the same extent it protects its own confidential information. Each Party will use the Confidential Information only as permitted under this Agreement, and will not disclose Confidential Information to any Third Party.

12.2 Right to Disclose. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is strictly necessary in the following instances.

(i) filing or prosecuting patents;

(ii) Regulatory Filings and obtaining Regulatory Approvals;

(iii) prosecuting or defending litigation;

(iv) complying with applicable Laws (including, without limitation, the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance; and

(v) disclosure, solely on a “need to know basis”, to Affiliates, current, potential and future collaborators (including Sublicensees and its Third Party licensee(s)), acquirers or assignees permitted under Section 15.1, research and Development collaborators, subcontractors, investment bankers, investors, lenders, and their and each of the Parties’ respective directors, employees, contractors and agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Section 12;

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provided, however, that in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 12.2 to comply with the provisions of this Section 12.

If and whenever any Confidential Information is disclosed in accordance with this Section 12.2, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (otherwise than by breach of this Agreement). Where reasonably possible and other than pursuant to Section 12.2.5, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to this Section 12.2 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information.

12.3 Release From Restrictions. The foregoing obligations in respect of disclosure and use of Confidential Information shall not apply to any part of such Confidential Information that the Receiving Party can demonstrate:

(i) is or later becomes part of the public domain other than by acts of the Receiving Party in contravention of this Agreement;

(ii) is disclosed to the Receiving Party or its Affiliates by a Third Party who had the right to disclose such Confidential Information to the Receiving Party;

(iii) prior to disclosure under this Agreement, was already in the possession of the Receiving Party or its Affiliates, provided such Confidential Information was subject to any obligation to keep it confidential; or

(iv) is or has been independently developed by or for the Receiving Party without use of or reference to Confidential Information.

12.4 Confidentiality of Agreement. The Parties acknowledge that this Agreement, and all of the respective terms of this Agreement shall be treated as Confidential Information of both Parties.

13. INDEMNIFICATION.

13.1 Indemnification by Orion. Except at otherwise agreed herein, Orion hereby agrees to indemnify and hold harmless Licensee and its sublicensees, and their directors, officers, employees and agents (“Licensee Indemnitees”) from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney’s fees and expenses and expenses incurred in connection with the enforcement of this provision), actions or claims which arise out of claims against Licensee brought by Third Parties after the Effective Date, which arise, result from, or relate to:

(i) any breach of any of the representations or warranties of Orion, or other breach of this Agreement by or on behalf of Orion;

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(ii) the negligence, recklessness or willful misconduct of, or breach of a statutory duty by, Orion and its respective Affiliates or agents;

(iii) any activities or actions taken by or on behalf Orion or its Affiliates or sublicensees with respect to of any Recro Product, Recro Patent Rights, Recro Know-How or Recro Clinical Data;

(iv) any activities or actions taken by or on behalf Orion or its Affiliates or sublicensees with respect to any Fadolmidine Product other than a Recro Product; or

(v) any suit by Orion in Licensee’s name referred to in Section 2.3.

13.2 The items above are hereinafter collectively referred to as a “Licensee Loss”. Notwithstanding anything stated above, Orion shall have no obligation to indemnify any Licensee Indemnitee, to the extent that any Licensee Loss arises out of the negligence or willful misconduct of any Licensee Indemnitee or Licensee’s breach of this Agreement.

13.3 Indemnification by Licensee. Except at otherwise agreed herein, Licensee hereby agrees to defend, indemnify and hold harmless Orion and its Affiliates and licensors, and their directors, officers, employees and agents (“Orion Indemnitees”) from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney’s fees and expenses and expenses incurred in connection with the enforcement of this provision), actions or claims which arise out of claims against Orion brought by Third Parties after the Effective Date of this Agreement, which arise, result from, or relate to:

(i) any breach of any of the representations or warranties of Licensee, or other breach of this Agreement by or on behalf of Licensee;

(ii) the negligence, recklessness, willful misconduct of, or breach of a statutory duty by, Licensee, its Affiliates or agents;

(iii) any activities or actions taken by or on behalf of Licensee or its Affiliates with respect to a Recro Product, Recro Patent Rights, Recro Know-How Recro Clinical Data, Orion Patent Rights, or Orion Know-How;

(iv) subject to the other provisions of this Agreement, a claim that Licensee’s Development or Commercialization of a Recro Product infringes Third Party IP.

The items above are hereinafter collectively referred to as a “Orion Loss”. Notwithstanding anything stated above, Licensee shall have no obligation to indemnify any Orion Indemnitee, to the extent that any Orion Loss arises out of the negligence or willful misconduct of any Orion Indemnitee or Orion’s breach of this Agreement.

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13.4 Matters Involving Third Parties.

(i) If any Third Party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 13, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the Party of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Should the Indemnifying Party contest its alleged obligation to indemnify the Indemnified Party, either Party shall have the right to submit to binding arbitration in accordance with the provisions of Section 15.15 the determination of whether or not the indemnity provisions set out in this Section 13 shall apply, and whether or not the Indemnifying Party shall be under obligation of indemnity towards the Indemnified Party. To the extent possible under applicable law and arbitration rules, such determination shall be made in an expedited manner and, if possible, within thirty (30) days from submission for arbitration.

(iii) Except for patent disputes and claims covered under Sections 9 or 10, any Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (a) the Indemnifying Party notified the Indemnified Party in writing within fifteen (15) days after the Indemnifying Party has given written notice of the Third Party Claim that the Indemnifying Party shall assume the defense of the Indemnified Party with respect to the Third Party Claim; (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; and (c) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iv) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 13.3.3 above: (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (b) no compromise or settlement of the Third Party Claim may be effected by the Indemnified Party without the consent of the Indemnifying Party; and (c) the Indemnifying Party may compromise or settle the Third Party Claim without the consent of the Indemnified Party provided that (i) there is no finding or admission of any violation of law or any violation of the rights of any Third Party; (ii) the sole relief provided is money in nature and is paid in full by the Indemnifying Party; and (iii) written agreement is obtained releasing the Indemnified Party from all liability thereunder.

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14. TERM AND TERMINATION.

14.1 Term. This Agreement shall become binding upon the Effective Date and shall continue thereafter in full force and effect, unless terminated sooner pursuant to this Section 14, for fifteen (15) years from the First Commercial Sale of a Recro Product in any country of the Recro Territory (the “Initial Term”, it being expressly understood that the Initial Term shall end simultaneously in all countries of the Recro Territory). After the Initial Term, the Agreement shall be automatically extended upon the same terms and conditions for one or more successive periods of three (3) years (each a “Renewal Term”) unless either Party shall have provided written notice of termination of this Agreement at least six (6) months prior to expiration of the Initial Term or any Renewal Term then in effect. For purposes of this Agreement, “Term” shall refer collectively to the Initial Term and the Renewal Terms.

14.2 Bilateral Termination Rights. Either Party may terminate this Agreement upon: (a) the bankruptcy, liquidation or dissolution (other than in the course of a merger, demerger or other solvent reorganization) of the other Party (without further action by the Party); or (b) the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party which is not dismissed within one hundred twenty (120) days after the date on which it is filed or commenced.

14.3 Licensee’s Right to Terminate.

(i) For Material Breach at any Time. Licensee may terminate this Agreement, at its option, either in its entirety or, if the breach affected only one or more countries of the Recro Territory, with respect to affected countries, at any time if: Orion materially breaches the Agreement and such material breach is not cured by Orion within ninety (90) days after Licensee provides Orion with written notice of such breach. Notwithstanding the foregoing, if Orion is unable to remedy such breach for causes beyond its reasonable control within such 90 day period, then this Agreement may not be terminated so long as Orion has presented prior to the end of the aforementioned 90 day period a plan reasonably acceptable to Licensee for curing such breach, and thereafter is pursuing in accordance with such plan a cure of such breach in a timely manner and can demonstrate that it is taking all diligent actions possible to cure such breach.

(ii) For Abandonment. Licensee may terminate this Agreement in accordance with Section 8.5, with respect to abandoned countries or products, upon ninety (90) days prior written notice to Orion. Upon giving such notice, Licensee shall have no further obligations, save for the obligations set out in Section 14.5.2 with respect to such products or countries under Section 8.1.

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14.4 Orion’s Right to Terminate.

(i) For Material Breach at any Time. Orion may terminate this Agreement, at its option either in its entirety or, if the breach affected only one or more countries of the Recro Territory, with respect to affected countries, at any time if: (a) Licensee materially breaches the Agreement (other than with respect to Section 8.1, which is addressed below); and (b) such material breach is not cured by Licensee within ninety (90) days after Orion provides Licensee with written notice of such breach. Notwithstanding the foregoing, if Licensee is unable to remedy such breach for causes beyond its reasonable control within such 90 day period, then this Agreement may not be terminated so long as Licensee has presented prior to the end of the aforementioned 90 day period a reasonable plan for curing such breach, and thereafter is pursuing in accordance with such plan a cure of such breach in a timely manner and can demonstrate that it is taking all diligent actions possible to cure such breach.

(ii) For Failure to Develop and Commercialize.

1) Orion may terminate this Agreement with respect to the affected Recro Products in affected countries if Licensee has materially breached an obligation to Develop or Commercialize such Recro Products as set forth in Section 8.1. Notwithstanding the above, if Licensee has materially breached an obligation to Develop or Commercialize the first Recro Product in the United States as set forth on Schedule 8.1.2, Orion shall have the right, at its option, to terminate this Agreement either in its entirety or only in respect of the affected Recro Products in the United States.

2) If Orion believes that Licensee has breached its obligations to so Develop and Commercialize Recro Products, it shall provide Licensee with written notice of such suspected breach. Unless otherwise agreed to in writing by the parties, if such material breach is not cured by Licensee within ninety (90) days after Orion provides Licensee with written notice of such breach, Orion may terminate this Agreement with respect to the affected countries (or, in the event of failure to Commercialize a Recro Product that has received Regulatory Approval, in respect of such Recro Product only). Notwithstanding the foregoing, if Licensee is unable to remedy such breach for causes beyond its reasonable control within such ninety (90) day period, then this Agreement may not be terminated so long as Licensee has presented prior to the end of the aforementioned 90 day period a reasonable plan for curing such breach, and thereafter is pursuing in accordance with such plan a cure of such breach in a timely manner and can demonstrate that it is taking all diligent actions possible to cure such breach, provided, however, that in the event Licensee has already presented such a cure plan and has failed to perforin in accordance with same, Orion shall have the right to terminate under this Section 14.4.2 upon written notice to Licensee.

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(iii) For Contesting of Orion Patent Rights. Orion may terminate this Agreement in its entirety in the event that the Licensee or any of its Affiliates or Sublicensees directly or indirectly contest the validity or enforceability of any of the Orion Patent Rights.

14.5 Rights Upon Expiration and Termination.

(i) Upon expiration or termination of this Agreement under Section 14.1 or upon Termination of this Agreement by Licensee under Sections 14.2 (Orion bankruptcy) or 14.3.1 (Orion uncured breach) with respect to the Recro Product in a country, Licensee’s license under this Agreement under the Orion Patent Rights and Orion Know-How for such Recro Product in such country (on a country-by-country basis) shall be immediately converted into a perpetual, fully paid (subject to the royalty payable after the Term pursuant to Section 4.1) and irrevocable license, which license shall remain an exclusive license until the later of: (a) fifteen (15) years from the Effective Date; (b) fifteen (15) years from the First Commercial Sale of a Recro Product in the Recro Territory; or (c) the expiration of the Term. Thereafter, such license shall become non-exclusive.

(ii) In the event of termination of this Agreement by Licensee under Section 14.3.2. (For Abandonment) or termination by Orion under Section under Sections 14.2 (Licensee bankruptcy), 14.4.1 (Licensor’s uncured breach) or 14.4.2 (failure to develop and commercialize):

1) If such termination affects Recro Products in one or more particular countries, all rights and licenses granted by Orion to Licensee under this Agreement in respect of those particular countries will automatically be terminated, and consequently those particular countries will thereupon automatically be excluded from the Recro Territory and become part of the Orion Territory;

2) Licensee shall return to Orion all documentation and embodiments of Orion Know-How related to such countries;

3) With respect to countries affected by termination other than the United States, upon Orion’s written request within twelve (12) months from the effective date of termination, Licensee shall, subject to Orion assuming responsibility for royalty payments and other obligations to Third Parties in connection therewith:

a) within thirty (30) days effect assignment and transfer to Orion or its designee of Licensee’s rights in relevant Regulatory Approvals to Orion, or any designee of Orion, subject to Orion or its designee granting back to Licensee, solely for the purpose of Licensee Commercializing and Developing Recro Products that have not been affected by termination, a right to reference and/or use such items; and

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b) grant to Orion, with effect as of the effective date of termination, a non-exclusive, perpetual, fully paid and irrevocable license (with the right to grant sublicense) to use the affected Recro Patent Rights, Recro Clinical Data, and Recro Know-How for purposes of Developing and Commercializing the affected Recro Products in the affected country(ies).

4) With respect to a termination of a particular Recro Product in the United States, if within twelve (12) months from the effective date of termination Orion notifies Licensee in writing of its intent to Develop and Commercialize the affected Recro Product in the United States (it being expressly acknowledged that whether or not Orion has notified Licensee of such intent, Orion shall in no event be under any Development or Commercialization obligations whatsoever), Licensee shall, upon Orion’s written request, subject to Orion assuming responsibility for royalty payments and other obligations to Third Parties in connection therewith, if any:

a) within thirty (30) days effect assignment and transfer to Orion or its designee of Licensee’s rights in relevant Regulatory Approvals solely related to the affected Recro Product, subject to Orion or its designee granting back to Licensee, solely for the purpose of Licensee Commercializing and Developing Recro Products that have not been affected by termination, a right to reference and/or use such items; and

b) grant to Orion, with effect as of the effective date of termination, a non-exclusive, perpetual, fully paid and irrevocable license (with the right to grant sublicense) to use the affected Recro Patent Rights, Recro Clinical Data, and Recro Know-How for purposes of Developing and Commercializing the affected Recro Products in the affected country(ies).

5) With respect to a termination affecting all Recro Products in the United States, if within twelve (12) months from the effective date of termination Orion notifies Licensee in writing of its intent to Develop and Commercialize the affected Recro Products in the United States (it being expressly acknowledged that whether or not Orion has notified Licensee of such intent, Orion shall in no event be under any Development or Commercialization obligations whatsoever), Licensee shall, upon Orion’s written request, subject to Orion assuming responsibility for royalty payments and other obligations to Third Parties in connection thereto:

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a) within thirty (30) days effect assignment and transfer to Orion or its designee of Licensee’s rights in relevant Regulatory Approvals, Recro Patent Rights, Recro Clinical Data, and Recro Know-How solely related to the affected Recro Products in the United States, subject to Orion or its designee granting back to Licensee, a right to reference and/or use such items solely in connection with the following: (A) Commercializing and Developing Recro Products that have not been affected by termination in countries of the Recro Territory other than the United States; and (B) Commercializing and Developing any products that do not contain Fadolmidine; and

b) grant to Orion, with effect as of the effective date of termination, a non-exclusive, perpetual, fully paid and irrevocable license (with the right to grant sublicense) to use the affected Recro Patent Rights, Recro Clinical Data, and Recro Know-How for purposes of Developing and Commercializing the affected Recro Products in the affected country(ies), to the extent not transferred to Orion in (i) above.

6) Orion shall further have the right, at its discretion, but, subject to such Third Party approvals and/or consents (if any) that may be required to assume, and Licensee agrees to assign (or, with respect to agreements in the name of Licensee’s Affiliate(s), have such Affiliate(s) assign) into Orion’s or its Affiliate’s or designee’s name, all of Licensee’s and its Affiliate’s rights and interest under Licensee’s or its Affiliates’ agreements with Third Parties that are relevant solely to the affected Recro Product, provided, however, that Orion simultaneously assumes, as of the effective date of such assignment, all of Licensee’s and/or its Affiliates’ rights and obligations under such agreement(s).

7) No representation or warranties are made or shall be deemed to have been made by Licensee with respect to items or rights transferred or granted under this Section 14.5.2. Orion agrees that such items are provided “as is”. Orion shall indemnify Licensee Indemnitees with respect its, its Affiliates, licensee or any Third Party’s use of such items or rights in accordance with Section 13.1 above.

(iii) Upon expiration or termination of this Agreement, the following Sections and Articles shall survive such expiration or termination, subject to any later termination dates provided for therein: Sections 1 (Definitions to the extent applicable), 8.6 (License Back of Licensee’s IPR) 12 (Confidentiality), 13 (Indemnification), 14 (Term and Termination), and 15 (Miscellaneous). In addition, Section 4 (Royalties) shall survive expiiy of the Agreement to the extent necessary for the continued payment of royalties.

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WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv) Expiration or termination of the Agreement shall not relieve the Parties of any obligation accruing before such expiration or termination. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement before termination.

14.6 Provisions for Insolvency. The Parties agree that the Orion Patent Rights and Orion Know-How are “intellectual property” as defined in 11 U.S.C. 101(35A). The Parties intend that the licenses granted to Licensee pursuant to Section 2.1 of this Agreement (Licenses) be entitled to benefits of Section 365(n) of Title 11 of the U.S. Code. Any supply arrangements contained in or contemplated by this Agreement are “supplemental” to this Agreement for the purpose of Section 365(n). For the purposes of Section 365(n) the “embodiments” of the intellectual property licensed under this Agreement include the Recro Products, works of authorship used in connection with the marketing and promotion of the Recro Products, and the methods and technology used to develop and manufacture the Recro Products. The Parties agree that the royalties payable by Licensee to Orion under this Agreement are “royalty payments” in exchange for the licenses granted in this Agreement, and also agree that all other payments payable by Licensee to Orion or its Affiliates for any supply agreement relating to the Recro Products or Fadolmidine API, are not royalties and are not paid in exchange for the licenses granted in this Agreement.

15. MISCELLANEOUS.

15.1 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement: (a) to a successor corporation in connection with the transfer or sale of all or substantially all of its business to which this Agreement pertains or in the event of the merger or consolidation with another corporation; (b) to an Affiliate; and (c) with respect to Licensee, to a Third Party if Licensee is required to divest any of the Recro Product in order to comply with applicable antitrust law or government order. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

15.2 Performance by Affiliates. Each of Orion and Licensee acknowledge that their obligations and rights under this Agreement may be performed and exercised by Affiliates of Orion and Licensee, respectively. Obligations of the Party for which one of its Affiliates is performing hereunder shall be deemed to extend to such performing Affiliate. Each of Orion and Licensee guarantee performance of this Agreement by its Affiliates. Wherever in this Agreement the Parties delegate responsibility to Affiliates or local operating entities, the Parties agree that such entities shall not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way. Further, if a Party’s Affiliate breaches any aspect of this Agreement performance of which has been delegated to such Affiliate or acts in any way

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inconsistently with the foregoing sentence, then the Party whose Affiliate so breached shall be liable for such breach as for its own, and the other Party shall be entitled to proceed against the Party whose Affiliate so breached, and shall not first be required to proceed against the Affiliate that so breached.

15.3 Further Actions. Each Party hereto agrees to perform such acts, execute such further instruments, documents or certificates, and provide such cooperation in proceedings and actions as may be reasonably requested by the other Party in order to carry out the intent and purpose of this Agreement, including without limitation the registration or recordation of the rights granted hereunder.

15.4 Force Majeure. Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control that it could not have avoided by the exercise of reasonable diligence (a “Force Majeure Event”). It shall notify the other Party promptly in the event such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all commercially reasonable efforts to resume performance of its obligations as soon as practicable; provided, however, that neither Party shall be required to settle any labor dispute or disturbance.

15.5 Representation by Legal Counsel. Each Party hereto has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting of this Agreement. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

15.6 Language of the Agreement. The language of this Agreement shall be English and the parties hereby waive, and agree that this Agreement shall be valid and enforceable notwithstanding any requirement that it be written in or translated into any language other than English. If, for any reason, this Agreement is translated into a language other than English, the English language version shall be controlling for all purposes.

15.7 Correspondence and Notices.

(i) Ordinary Notices. Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile transmission (receipt verified), or by overnight delivery service to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

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(ii) Extraordinary Notices. Extraordinary notices and communications (including, without limitation, notices of termination, force majeure, material breach, change of address) shall be in writing and delivered by hand or sent by nationally recognized overnight delivery service, prepaid registered or certified air mail, or by facsimile confirmed by prepaid first class, registered or certified mail letter, and shall be deemed to have been properly served to the addressee upon receipt of such written communication.

All correspondence to Licensee shall be addressed as follows:

Recro Pharma, Inc.

55 Valley Stream Parkway, Suite 100

Malvern, PA 19355, USA

Attn: Gerri Henwood President

Tel: +1-484-395-2400

Fax: +1-484-395-2401

with a copy to:

Saul Ewing LLP

1200 Liberty Ridge Drive

Suite 200

Wayne, PA 19087-5569

Attn: Deborah L. Spranger, Esq.

Tel: +1-610-251-5086

Fax: +1-610-408-4418

All correspondence to Orion shall be addressed as follows:

Orion Corporation

Orionintie 1A, FI-02200 Espoo, Finland

P.O. Box 65, FI-02101 Espoo, Finland

Attn: President

Tel: +###-##-####

Fax: +358-10-426-3815

with a copy to:

Orion Corporation

Orionintie 1A, FI-02200 Espoo, Finland

P.O. Box 65, FI-02101 Espoo, Finland

Attn: Head of Legal Affairs

Tel: +###-##-####

Fax: +358-10-426-4088

Any Party from time to time may change its contact information herein by giving notice hereunder.

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15.8 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

15.9 Waiver of Compliance. Except as otherwise provided in this Agreement, the failure by any Party to comply with any obligation, covenant, agreement or condition under such agreements may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party on granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Party to enforce at any time any of the provisions of such agreements shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of such agreements or any part thereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of such provisions shall be held to be waiver of any other or subsequent breach.

15.10 Exhibits and Schedules; Incorporation by Reference; Independent Significance. The exhibits and schedules attached to this Agreement, each when executed and/or delivered, are incorporated by reference into and made a part of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation.

15.11 Severability. The illegality or partial illegality of any or all of this Agreement, or any provision thereof, shall not affect the validity of the remainder of the Agreements, or any provision thereof, and the illegality or partial illegality of the Agreement shall not affect the validity of the Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes the Agreements to no longer contain all of the material provisions reasonably expected by the parties to be contained therein.

15.12 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

15.13 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE, THROUGH INDEMNIFICATION OR OTHERWISE, TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. IN NO CASE SHALL EITHER PARTY BE LIABLE FOR ANY

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REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY TO ANY THIRD PARTY. Notwithstanding the foregoing, each Party shall be liable to the other for special, indirect or consequential damages arising out a breach of the non-disclosure and non-use obligations under Section 12.

15.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Sweden, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

15.15 Jurisdiction; Venue, Dispute Resolution. Any and all disputes, controversies or claims of any sort arising from this Agreement shall first be discussed by the Parties hereto, who shall try to settle the dispute among themselves. Should they fail to agree within ninety (90) days, either Party may bring the matter in dispute to be finally and exclusively settled by arbitration under the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce by three (3) arbitrators appointed in accordance with said Rules. The arbitration proceedings shall be held in English and shall be venued in Stockholm, Sweden. The award rendered at the arbitration shall be final and binding upon the Parties hereto.

15.16 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter thereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

15.17 Specific Performance. Each of the Parties acknowledges and agrees that the other Party may be damaged irreparably in the event any of the provisions of the Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having competent jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

15.18 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

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15.19 No Third Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of Orion and Licensee, and no Third Party shall have any rights whatsoever to: (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

15.20 Press Release.

(i) The parties have agreed that Orion may issue the press release regarding execution of this Agreement in the form previously agreed to by Licensee. Neither Party shall make any press release or similar public announcement regarding the transaction contemplated by this Agreement or the terms of this Agreement without the prior written approval of the other Party, which shall not be unreasonably withheld or delayed, unless such disclosure is required by law or stock exchange rule, is required to be contained in financial statements prepared in accordance with generally accepted accounting principles or has been announced previously in accordance with this Section. If disclosure is required by law or stock exchange rule, the disclosing Party shall use commercially reasonable efforts to give the other Party sufficient advance notice to allow the other Party to comment thereupon, and thereafter limit the scope of the disclosure to what is required to comply with law or stock exchange rule.

(ii) For the avoidance of doubt it is expressly understood that nothing in this Section 15.20 or elsewhere in this Agreement shall restrict the right of either party or its Third Party Licensee(s) or any Third Party acting on such party’s behalf to make scientific publications or present the results of any research or development relating to Fadolmidine or Fadolmidine Product provided that the other party has received prior written notice of such publication or presentation.

15.21 Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

[signature page follows]

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the date first set forth above.

RECRO PHARMA, INC.		ORION CORPORATION

By:	/s/ Gerri Henwood	By:	/s/ Reijo Salonen
	Name: Gerri Henwood		Name: Reijo Salonen
	Title: CEO		Title: Senior Vice President Research and Development

		By:	/s/ Liisa Hurme
Name: Liisa Hurme
Title: Senior Vice President

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EXHIBIT A

ORION PATENT RIGHTS

PRODUCT PATENT FOR FADOLMIDINE

Country	Filing date	Application no.	Patent no.
Australia	1996-10-02	71327/96	708002
Canada	1996-10-02	2231535	2231535
China	1996-10-02	96197438.9	70412
Hong Kong	1996-10-02	99100180.2	1014951
Israel	1996-10-02	123721	123721
Japan	1996-10-02	513994/1997	4129891
Korea, Republic of	1996-10-02	98-702490
Mexico	1996-10-02	982573	212128
New Zealand	1996-10-02	319169	319169
United States	1996-10-02	09/051151	6313311
United States	1996-10-02	09/904836	6479530
	(Continuation of U.S. Application No. 09/051151)

A METHOD OF INTRASPINAL ADMINISTRATION OF FADOLMIDINE FOR OBTAINING ANALGESIA AND FOR USING THE DRUG AS AN ADJUNCT TO ANAESTHESIA

Country	Filing date	Application no.	Patent no.
Australia	1999-09-27	59860/99	756104
Canada	1999-09-27	2345521	2345521
Israel	1999-09-27	141680	141680
Japan	1999-09-27	571918/2000
Korea, Republic of	1999-09-27	2001-7003511
Mexico	1999-09-27	003201	223737
New Zealand	1999-09-27	510233	510233
United States	1999-09-27	09/787886	6495584

TREATMENT OR PREVENTION OF HYPOTENSION AND SHOCK

Country	Filing date	Application no.	Patent no.
Australia	2000-10-27	11492/01	778522
Canada	2000-10-27	2388979
Japan	2000-10-27	532767/2001
New Zealand	2000-10-27	518447	518447
United States	2000-10-27	10/111628	(Abandoned)
United States	2000-10-27	11/641953
	(Continuation of U.S. Application No. 10/111628)

A-1

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Schedule 1.31

Orion Know-How

1) Available and existing information on the characterization of the reference standard and its history, API solubility profile in normal solvents, container/closure interaction with API (extractables), and characterization/qualification of any API impurities associated with manufacturing or stability testing that would require this under ICH guidelines, stability data on the API and past stability data on the injectable form, as well as associated analytical methods, reports, and related.

2) Investigator’s Brochure (most recent version available as of Effective Date)

3) Copies of nonclinical and clinical studies performed, along with copies of protocols, study reports, completed patient case report forms, analytical reports and methods, and related.

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Schedule 2.3.2

Form of Confidentiality Agreement

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement made and executed as of this [    ]th day of [        ], [            ]

(hereinafter referred to as “Effective Date”),

by and between

Orion Corporation

a corporation organised under the laws of Finland,

(Business Identity Code FI 19992126),

with its principal offices at Orionintie 1, FIN-02200 Espoo, Finland,

(hereinafter referred to as “ORION”)

and

[                    ]

a corporation organised under the laws of [                    ]

[(Business Identity Code                     )],

with its principal offices at [            ],

(hereinafter referred to as “RECIPIENT”

collectively referred to as the “Parties”.

WITNESSETH

WHEREAS,	ORION and Recro Pharma, Inc. (hereinafter referred to as “Recro”) are parties to that certain License Agreement dated [ ] regarding dosage forms of ORION’s proprietary pharmaceutical compound Fadolmidine for certain indications (such product and/or the active pharmaceutical ingredient Fadolmidine hereinafter singly or collectively referred to as “Product”);

WHEREAS;	RECIPIENT is an actual or potential sublicensee of Recro’s rights under the License Agreement, and for the purpose of such sublicense arrangement ORION may provide access to and/or disclose to RECIPIENT and/or RECIPIENT may gain access from Recro or its affiliates certain confidential information of ORION pertaining to the Product, which may include, but may not be limited to, ideas, know-how, formulas, technology, practices, processes, methods of production, documentation, pre-clinical or clinical data, whether technical or non-technical, verbal or written, product samples and specifications or other information on ORION’s business (hereinafter in whole or in any portion thereof referred to as “Confidential Information”) for the sole purpose of RECIPIENT evaluating, potentially entering into, as exercising its right under a sublicense arrangement with Recro with respect to the Product (hereinafter referred to as the “Purpose”);

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WHEREAS;	the Parties hereto acknowledge and agree that the execution of this Confidentiality Agreement is a prerequisite for any disclosure of Confidential Information;

NOW, THEREFORE, the Parties agree as follows:

1	This Confidentiality Agreement shall become effective on the Effective Date, and shall remain in effect for twenty (20) years subject to the terms of this Agreement.

2	RECIPIENT shall hold and treat, and cause its employees, personnel and representatives (hereinafter referred to as “Employees”) to hold and treat, all Confidential Information in the strictest confidence and not publish it or disclose it to any third party, including its possible affiliates, agents and advisers (other than legal advisers) nor use the Confidential Information for any purposes other than the Purpose without the express prior written consent of ORION.

In case permitted by ORION, RECIPIENT shall make the Confidential Information available to such permitted third parties only on the condition that said third party first executes and delivers an agreement in favour of ORION incorporating the provisions of this Agreement.

RECIPIENT shall make Confidential Information available only to those of its Employees who strictly need to know the Confidential Information for the Purpose. RECIPIENT shall upon ORION’s request identify in writing each Employee to whom it intends to disclose or has disclosed Confidential Information.

RECIPIENT guarantees that its Employees are bound by confidentiality and non-use obligations no less stringent than those included herein. RECIPIENT shall be liable for any and all breaches of confidentiality and/or non-use by its Employees or by any third party to whom it has disclosed confidential information under and in accordance with the terms and conditions of this Agreement.

3	The foregoing obligations shall not apply with respect to Confidential Information to the extent that the same, as evidenced in writing:

a)	is or later falls within the public domain through no act or omission of, or breach of this Confidentiality Agreement by RECIPIENT, its Employees or third parties to whom RECIPIENT has in accordance with this Agreement disclosed Confidential Information;

2

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b)	is or becomes available to RECIPIENT from third parties who have the right to make such disclosure and in making such disclosure breach no confidentiality obligation;

c)	was in the possession of RECIPIENT in written or other documentary form already at the time of disclosure;

d)	is or has been independently developed by or for the RECIPIENT without use of or reference to Confidential Information; or

e)	is required to be disclosed under law or by order of a court or tribunal of competent jurisdiction, provided, however, that where reasonably possible, ORION is granted due advance notice of such a requirement and then only to the minimum extent of disclosure so required.

RECIPIENT shall have the burden of proof as to any claimed exception to the obligations of confidentiality and non-use stipulated for herein.

4	Except as otherwise provided in the License Agreement between Orion and Recro, all Confidential Information supplied by ORION to RECIPIENT pursuant to this Agreement and any rights related thereto, including but not limited to rights of patent trademark and copyright, are and remain the exclusive and absolute property of ORION and ORION is free to disclose the Confidential Information whenever and to whomever it, at its sole discretion, deems appropriate.

5	RECIPIENT shall not, except as and to the extent required to enable RECIPIENT to carry out the Purpose, make any copies or reproduce the Confidential Information. Such copies or reproductions shall be subject to the terms and conditions of this Agreement. RECIPIENT shall take such steps as are necessary to restrict access to and protect the confidentiality of such copies or reproductions of the Confidential Information. Any such copies or reproductions made shall become the exclusive and absolute property of ORION.

6	It is understood and agreed that the mere signing of this Confidentiality Agreement shall not oblige either of the Parties to enter into any further agreement(s) nor any other activities relating to the Confidential Information, nor shall this Agreement be construed as granting RECIPIENT any right, title or interest in or to the Confidential Information. Furthermore, nothing in this Agreement shall be construed as establishing any joint venture, partnership, employment, agency or other business relationship between the Parties and neither Party shall have any authority to incur any obligations or commitments or make any representations, warranties or guarantees or to act for or on behalf of the other Party.

3

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7	This Agreement is not assignable by RECIPIENT without the prior written consent of ORION. No modifications and amendments to this Agreement shall be valid unless made in writing and signed by duly authorised representatives of both Parties.

8	RECIPIENT represents and warrants that it may lawfully enter into this Agreement and that it has no obligations or commitments inconsistent with this Agreement.

9	Failure by either Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect its right to enforce the same, and the waiver by any Party of any breach of any provision of this Agreement shall not be construed to be a waiver by such Party of any succeeding breach of such provision or waiver by such Party of any breach of any other provision hereof.

10	If any part of this Agreement is held to be invalid or unenforceable such determination shall not invalidate any other provision of this Agreement and the Parties hereto shall attempt, through negotiations in good faith, to replace any part of this Agreement so held to be invalid or unenforceable. The failure of the Parties to reach agreement on the replacement provision shall not affect the validity of the remaining part of this Agreement.

11	In case of breach of any of the terms or conditions of this Agreement by RECIPIENT, ORION shall, without prejudice to any other rights or remedies available to ORION under law or this Agreement, be entitled to equitable relief by way of injunction.

12	This Agreement sets forth the entire agreement and understanding between the Parties relating to the subject matter contained herein and merges all prior discussions between them. Neither Party shall be bound by any definition, condition, representation, warranty or covenant other than expressly stated in this Agreement or as subsequently set forth in writing as an agreed amendment hereto and duly executed by the Parties.

13	Notwithstanding the foregoing or anything to the contrary herein, the Parties acknowledge that nothing in this Agreement shall alter, amend or supercede any confidentiality agreement between Recro and RECIPIENT or other obligation by RECIPIENT to Recro regarding the Confidential Information and/or other information disclosed by Recro.

14	It is expressly understood and agreed that ORION gives no warranty, whatsoever, express or implied, as to the accuracy or completeness of the Confidential Information and that any use and/or evaluation of any Confidential Information hereunder shall be at the sole risk of RECIPIENT.

4

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15	Upon the expiration of the Purpose or upon request therefor by ORION, RECIPIENT shall return to ORION or destroy in such manner as ORION directs all Confidential Information disclosed under this Agreement as well as all summaries, analogies, compilations and the like made by RECIPIENT or its Employees, relating thereto as well as all copies and/or reproductions thereof as well as certify to ORION in writing having so either returned or destroyed same, provided, however that the foregoing notwithstanding RECIPIENT may retain one (1) copy of the Confidential Information in its confidential legal files solely for the purposes of monitoring compliance with the terms and conditions hereof.

16	This Agreement shall be governed by and construed both as to validity and performance in accordance with the laws of the Republic of Finland without regard to its conflict of laws rules. All disputes arising therefrom shall be finally and exclusively settled by binding arbitration under the Rules of Arbitration of the Finnish Central Chamber of Commerce by three (3) arbitrators appointed in accordance with said Rules. The arbitration proceedings shall be held in the English language in Helsinki, Finland. However, the Parties agree first to attempt for a period of sixty (60) days to amicably negotiate in order to settle all such disputes between themselves.

IN WITNESS WHEREOF,

the Parties hereto have caused this Agreement to be executed by their duly authorised representatives on the date first above written.

Orion Corporation		[ ]

By:	/s/ Reijo Salonen	By:
	Name: Reijo Salonen		Name:
	Title: Senior Vice President Research and Development		Title:

By:	/s/ Liisa Hurme
Name: Liisa Hurme
Title: Senior Vice President

5

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Schedule 8.1.2

Development and Commercialization

Provided to Orion on a confidential basis under separate cover

Schedule 8.1.2

Recro Initial Development/ Commercialization Program

[* * *]

This Schedule shall be attached as Schedule 8.1.2 to that certain License Agreement between Orion Corporation and Recro Pharma, Inc. dated as of July 26, 2010 and is incorporated by reference into and made part of such Agreement.

RECRO PHARMA, INC.		ORION CORPORATION

By:	/s/ Gerri Henwood	By:	/s/ Reijo Salonen
	Name: Gerri Henwood		Name: Reijo Salonen
	Title: CEO		Title: Senior Vice President Research and Development

		By:	/s/ Liisa Hurme
Name: Liisa Hurme
Title: Senior Vice President

2

Schedule 11.1.3(f)(i)

Intellectual Property

Licensee’s Initial Development Projects

[* * *]